                                                                  EXHIBIT 10(k)

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                                CREDIT AGREEMENT

                         DATED AS OF FEBRUARY 25, 1997


                                     AMONG

                          OMEGA HEALTH SYSTEMS, INC.,

                         THE LENDERS REFERRED TO HEREIN


                                      AND

                     NATIONSCREDIT COMMERCIAL CORPORATION,

                                    AS AGENT

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                               TABLE OF CONTENTS

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                                                                                                               Page
ARTICLE I - DEFINITIONS...........................................................................................1

SECTION 1.01.         CERTAIN DEFINED TERMS.......................................................................1
SECTION 1.02.         ACCOUNTING TERMS AND DETERMINATIONS........................................................20
SECTION 1.03.         OTHER DEFINITIONAL PROVISIONS..............................................................20

ARTICLE II - REVOLVING CREDIT LOANS..............................................................................21

SECTION 2.01.         REVOLVING CREDIT LOANS AND COMMITMENTS.....................................................21
SECTION 2.02.         REVOLVING CREDIT NOTES.....................................................................22
SECTION 2.03.         INTEREST ON THE REVOLVING CREDIT LOANS.....................................................22
SECTION 2.04.         ADVANCING REVOLVING CREDIT LOANS...........................................................23
SECTION 2.05.         MANDATORY REPAYMENTS AND PREPAYMENTS.......................................................24
SECTION 2.06.         OPTIONAL PREPAYMENTS.......................................................................24
SECTION 2.07.         APPLICATION OF PAYMENTS....................................................................25
SECTION 2.08.         REDUCTION OF COMMITMENTS...................................................................25
SECTION 2.09.         WARRANTS...................................................................................26

ARTICLE III - CONDITIONS.........................................................................................26

SECTION 3.01.         CONDITIONS TO CLOSING......................................................................26
SECTION 3.02.         CONDITIONS TO ACQUISITION LOANS............................................................28
SECTION 3.03.         CONDITIONS TO EACH LOAN....................................................................29

ARTICLE IV - REPRESENTATIONS AND WARRANTIES......................................................................30

SECTION 4.01.         CORPORATE EXISTENCE AND POWER..............................................................30
SECTION 4.02.         CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION.................................30
SECTION 4.03.         BINDING EFFECT; LIENS OF SECURITY DOCUMENTS................................................31
SECTION 4.04.         FINANCIAL INFORMATION......................................................................31
SECTION 4.05.         LITIGATION.................................................................................32
SECTION 4.06.         OWNERSHIP OF PROPERTY, LIENS...............................................................33
SECTION 4.07.         NO DEFAULT.................................................................................33
SECTION 4.08.         NO BURDENSOME RESTRICTIONS.................................................................33
SECTION 4.09.         LABOR MATTERS..............................................................................34
SECTION 4.10.         SUBSIDIARIES; OTHER EQUITY INVESTMENTS.....................................................34
SECTION 4.11.         INVESTMENT COMPANY ACT.....................................................................34
SECTION 4.12.         MARGIN REGULATIONS.........................................................................34
SECTION 4.13.         TAXES......................................................................................35
SECTION 4.14.         COMPLIANCE WITH ERISA......................................................................35
SECTION 4.15.         BROKERS....................................................................................35
SECTION 4.16.         EMPLOYMENT, SHAREHOLDERS AND SUBSCRIPTION AGREEMENTS.......................................35
SECTION 4.17.         FULL DISCLOSURE............................................................................36
SECTION 4.18.         PRIVATE OFFERING...........................................................................36
SECTION 4.19.         COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS MATERIALS.........................36
SECTION 4.20.         REAL PROPERTY INTERESTS....................................................................37
SECTION 4.21.         THIRD PARTY REIMBURSEMENT..................................................................37
SECTION 4.22.         ADDITIONAL REPRESENTATIONS; SCHEDULES......................................................38

ARTICLE V - AFFIRMATIVE COVENANTS................................................................................38

SECTION 5.01.         FINANCIAL STATEMENTS AND OTHER REPORTS.....................................................38
SECTION 5.02.         PAYMENT OF OBLIGATIONS.....................................................................42
SECTION 5.03.         CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE...........................................42
SECTION 5.04.         MAINTENANCE OF PROPERTY; INSURANCE.........................................................43

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
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
SECTION 5.05.         COMPLIANCE WITH LAWS.......................................................................44
SECTION 5.06.         INSPECTION OF PROPERTY, BOOKS AND RECORDS..................................................44
SECTION 5.07.         USE OF PROCEEDS............................................................................44
SECTION 5.08.         FURTHER ASSURANCES.........................................................................44
SECTION 5.09.         BOARD MEETINGS.............................................................................45
SECTION 5.10.         LENDERS' MEETINGS..........................................................................45
SECTION 5.11.         HEDGING FACILITIES.........................................................................45
SECTION 5.12.         HAZARDOUS MATERIALS; REMEDIATION...........................................................45
SECTION 5.13.         COLLATERAL REPORTS.........................................................................46
SECTION 5.14.         COLLECTIONS; RIGHT TO NOTIFY ACCOUNT DEBTORS...............................................46
SECTION 5.15.         EMPLOYMENT CONTRACTS; ENFORCEMENT OF COVENANTS NOT TO COMPETE..............................46
SECTION 5.16.         LANDLORD AND WAREHOUSEMAN WAIVERS..........................................................47
SECTION 5.17.         ADDITIONAL SUBSIDIARIES....................................................................47
SECTION 5.18.         ACCREDITATION AND LICENSING................................................................47
SECTION 5.19.         CASH MANAGEMENT; UNDERTAKING RESPECTING POST-CLOSING MATTERS...............................47

ARTICLE VI - NEGATIVE COVENANTS..................................................................................51

SECTION 6.01.         DEBT.......................................................................................51
SECTION 6.02.         NEGATIVE PLEDGE............................................................................52
SECTION 6.03.         CAPITAL STOCK..............................................................................52
SECTION 6.04.         RESTRICTED PAYMENTS........................................................................53
SECTION 6.05.         ERISA......................................................................................53
SECTION 6.06.         CONSOLIDATIONS, MERGERS AND SALES OF ASSETS................................................53
SECTION 6.07.         PURCHASE OF ASSETS, INVESTMENTS............................................................54
SECTION 6.08.         TRANSACTIONS WITH AFFILIATES...............................................................54
SECTION 6.09.         AMENDMENTS OR WAIVERS......................................................................54
SECTION 6.10.         FISCAL YEAR................................................................................54
SECTION 6.11.         MANAGEMENT COMPENSATION....................................................................55
SECTION 6.12.         INTEREST COVERAGE..........................................................................55
SECTION 6.13.         CAPITAL EXPENDITURES.......................................................................55
SECTION 6.14.         TOTAL DEBT SERVICE COVERAGE RATIO..........................................................55
SECTION 6.15.         DEBT TO CAPITALIZATION.....................................................................55
SECTION 6.16.         TOTAL DEBT TO EBITDA.......................................................................56
SECTION 6.17.         MINIMUM NET WORTH..........................................................................56
SECTION 6.18.         TRANSITION RULES...........................................................................56

ARTICLE VII -EVENTS OF DEFAULT...................................................................................56

SECTION 7.01.         EVENTS OF DEFAULT..........................................................................56

ARTICLE VIII - FEES, EXPENSES AND INDEMNITIES; GENERAL PROVISIONS RELATING TO PAYMENTS...........................60

SECTION 8.01.         FEES.......................................................................................60
SECTION 8.02.         COMPUTATION OF INTEREST AND FEES...........................................................60
SECTION 8.03.         GENERAL PROVISIONS REGARDING PAYMENTS......................................................60
SECTION 8.04.         EXPENSES...................................................................................61
SECTION 8.05.         INDEMNITY..................................................................................61
SECTION 8.06.         TAXES......................................................................................62
SECTION 8.07.         FUNDING LOSSES.............................................................................62
SECTION 8.08.         MAXIMUM INTEREST...........................................................................62

ARTICLE IX - THE AGENT...........................................................................................64

SECTION 9.01.         APPOINTMENT AND AUTHORIZATION..............................................................64
SECTION 9.02.         AGENT AND AFFILIATES.......................................................................64
SECTION 9.03.         ACTION BY AGENT............................................................................64

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
SECTION 9.04.         CONSULTATION WITH EXPERTS..................................................................64
SECTION 9.05.         LIABILITY OF AGENT.........................................................................64
SECTION 9.06.         INDEMNIFICATION............................................................................65
SECTION 9.07.         CREDIT DECISION............................................................................65
SECTION 9.08.         SUCCESSOR AGENT............................................................................65

ARTICLE X - MISCELLANEOUS........................................................................................65

SECTION 10.01.        SURVIVAL...................................................................................65
SECTION 10.02.        NO WAIVERS.................................................................................66
SECTION 10.03.        NOTICES....................................................................................66
SECTION 10.04.        SEVERABILITY...............................................................................66
SECTION 10.05.        AMENDMENTS AND WAIVERS.....................................................................66
SECTION 10.06.        SUCCESSORS AND ASSIGNS; REGISTRATION.......................................................66
SECTION 10.07.        COLLATERAL.................................................................................68
SECTION 10.08.        HEADINGS...................................................................................68
SECTION 10.09.        GOVERNING LAW; SUBMISSION TO JURISDICTION..................................................68
SECTION 10.10.        NOTICE OF BREACH BY AGENT OR LENDER........................................................69
SECTION 10.11.        WAIVER OF JURY TRIAL.......................................................................69
SECTION 10.12.        COUNTERPARTS; ENTIRE AGREEMENT; EFFECTIVENESS..............................................69

EXHIBIT A  -                Revolving Credit Note
EXHIBIT B  -                Notice of Borrowing
EXHIBIT C  -                Company Security Agreement
EXHIBIT D  -                Pledge Agreement
EXHIBIT E  -                Subsidiary Guaranty Agreement
EXHIBIT F  -                Subsidiary Security Agreement
EXHIBIT G  -                Professional Service Provider Security Agreement
EXHIBIT H  -                Borrowing Base Certificate
EXHIBIT I  -                Opinions of Counsel to the Company
EXHIBIT J  -                Warrants
EXHIBIT K  -                Warrantholders Rights Agreement
EXHIBIT L  -                Managed Practice Security Agreement
EXHIBIT M  -                Payment Direction
EXHIBIT N  -                Bank Acknowledgment

SCHEDULE 3.01(o)  -               Senior Management
SCHEDULE 4.05     -               Pending Litigation
SCHEDULE 4.10     -               Subsidiaries and Credit Parties
SCHEDULE 4.16     -               Employment, Shareholders' and Subscription Agreements
SCHEDULE 4.19     -               Environmental Matters
SCHEDULE 4.20     -               Real Property Interests
SCHEDULE 6.01     -               Outstanding Debt

                                CREDIT AGREEMENT




                  CREDIT AGREEMENT dated as of February 25, 1997, among OMEGA HEALTH SYSTEMS, INC., the LENDERS listed on the signature pages hereof and NATIONSCREDIT COMMERCIAL CORPORATION, as Agent.

                  The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. CERTAIN DEFINED TERMS. The following terms have the following meanings:

                  "Account Debtor" shall mean any Person who may become obligated to the Company or any Subsidiary or any Managed Practice under, with respect to, or on account of a Receivable of the Borrower or such Subsidiary or Managed Practice (including without limitation any guarantor of the payment or performance of a Receivable or any Third Party Payor).

                  "Acquisition" means the purchase by the Company or any of its Subsidiaries of any optometry or ophthalmology practice or practice group or substantially all of the assets of an optometry or ophthalmology practice or practice group or of any other business, or the assets thereof, the purchase of which the Required Lenders shall consent to in their sole and absolute discretion, with the proceeds of an Acquisition Loan provided pursuant to
Section 2.01(c).

                  "Acquisition Availability" has the meaning specified in
Section 2.01(c).

                  "Acquisition Loans" means, collectively, the Revolving Credit Loans of the Lenders to be made to the Company pursuant to Section 2.01(c).

                  "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "CONTROLLING PERSON") or (ii) any Person (other than the Company or any of its Subsidiaries) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" of a Person means the possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means NationsCredit in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

                  "Agreement" means this Credit Agreement.

                  "Agreement Date" means the date as of which this Agreement is dated.

                  "Amortization Commencement Date" shall have the meaning assigned to it in Section 2.05(c).

                  "Authorized Signatory" means a Person designated as such by the Company to the Agent in writing.

                  "Availability Termination Date" means February 25, 1999, or any anniversary thereof (not to occur later than the Commitment Termination
Date) to which the Lenders (in the exercise of their sole discretion) and the Company may mutually agree to extend the Company's ability to incur Revolving Loans.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Blue Cross/Blue Shield" means any and all contracts or agreements in force between any Credit Party and any Blue Cross/Blue Shield plan.

                  "Borrowing Base" means, on any date, a dollar amount equal to the sum of (i) the Clinic Component, plus (ii) 80% of Eligible Non-Clinic Receivables, plus (iii) 80% of all Eligible Clinic Receivables of any Clinic Subsidiary, in each case determined as of such date.

                  "Borrowing Base Certificate" means a certificate, duly executed by the chief financial officer or treasurer of the Company, appropriately completed and substantially in the form of EXHIBIT H.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Atlanta or New York City are authorized by law to close.

                  "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, and regulations promulgated thereunder.

                  "CHAMPUS Receivable" means a Receivable payable pursuant to CHAMPUS.

                  "CHAMPUS" means, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 10 U.S.C. ss.ss.1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations (including 32 C.F.R. ss.199), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "CHAMPVA Receivable" means a Receivable payable pursuant to CHAMPVA.

                  "CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 38 U.S.C. ss.1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA, CHAMPUS; and (b) all rules, regulations (including 38 C.F.R. ss.17.54), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Clinic Component" means (i) for each Managed Practice the lesser of: (x) 80% of such Managed Practice's Eligible Clinic Receivables and
(y) the Clinic Obligations owed by such Managed Practice, and (ii) for all Managed Practices, the sum of the Clinic Components of each Managed Practice. To the extent that any Managed Practice has entered into a Professional Service Provider Security Agreement and taken steps satisfactory to the Agent to grant the Agent a perfected security interest, free of other Liens, in such Managed Practice's Receivables as security for the Obligations, the Clinic Component with respect to such Managed Practice shall be the amount determined pursuant to clause (i)(x) of this definition.

                  "Clinic Obligations" means, at any date, the aggregate amount due to the Company and its Subsidiaries from any Managed Practice for (i) management fees and (ii) clinic or practice expenses, that are earned, due and payable in accordance with the related Management Agreement and recognized as revenue on the books of the Company, net of any credits, debits, rebates or commissions owed or payable in respect thereof.

                  "Clinic Subsidiary" means a Subsidiary that owns and operates an ophthalmology or optometry practice or clinic and is responsible for the delivery of all professional services by such practice or clinic.

                  "Closing Date" means the date of the initial funding of the Loans which funding shall not in any event occur later than February 28, 1997.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means all property mortgaged, pledged or otherwise purported to be subjected to a Lien pursuant to the Security Documents.

                  "Commitment" means the Revolving Credit Commitment.

                  "Commitment Termination Date" shall have the meaning assigned to it in Section 2.05.

                  "Common Stock" means the common stock of the Company, $.06 par value per share.

                  "Company" means Omega Health Systems, Inc., a Delaware corporation.

                  "Company Account" means the account specified on the signature pages hereof into which the proceeds of all Loans to the Company shall be deposited, or such other account as the Company shall from time to time specify by notice to the Lenders.

                  "Company Security Agreement" means the Security Agreement dated as of the date hereof between the Company and the Agent, substantially in the form of EXHIBIT C.

                  "Compliance Date" has the meaning assigned to such term in
Section 5.19.

                  "Consolidated Capital Expenditures" means, for any period, the aggregate amount of expenditures by the Company and its Consolidated Subsidiaries for plant, property and equipment during such period but excluding any such expenditures made for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored and excluding any such expenditures made as part of an acquisition permitted pursuant to Section 6.07.

                  "Consolidated Capitalization" means at any time of determination, the sum of (a) the Consolidated Total Debt at such time, and (b) the Consolidated Net Worth at such time.

                  "Consolidated Current Assets" means, at any date, the consolidated current assets (excluding cash and cash equivalents) of the Company and its Consolidated Subsidiaries determined as of such date.

                  "Consolidated Current Liabilities" means, at any date, (i) the consolidated current liabilities (excluding Debt) of the Company and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Company or a Consolidated Subsidiary) which are Guaranteed by the Company or a Consolidated Subsidiary, all determined as of such date.

                  "Consolidated Free Cash Flow" means, for any period, EBITDA for such period minus the following amounts:

                  (a) all cash payments of income taxes by the Company and its Consolidated Subsidiaries during such period;

                  (b) Consolidated Capital Expenditures for such period, to the extent that such Consolidated Capital Expenditures are not financed during such period (and are not anticipated to be financed in any future period) with the proceeds of Debt of the Company or such Consolidated Subsidiary; and

                  (c) any net gain in respect of asset sales during such period.

                  "Consolidated Net Income" means, for any period, net income of the Company and its Consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth" means as of the date of any determination thereof, the amount of the shareholder's equity of the Company and its Consolidated Subsidiaries as would be shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

                  "Consolidated Total Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries.

                  "Credit Party" means any of the Company, any Subsidiary or any Managed Practice.

                  "Debt" of a Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument,
(vii) all equity securities of such Person (other than the Warrants) subject to repurchase or redemption otherwise than at the sole option of such Person,
(viii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (ix) all Debt of others Guaranteed by such Person.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" has the meaning set forth in Section 2.03(d).

                  "EBITDA" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period, after all expenses and other proper charges except depreciation, interest, amortization and income taxes, determined in accordance with GAAP eliminating without duplication: (i) all intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries or attributable to earnings of any entity in which the Company or any Subsidiary has an investment and the transfer of the income of such entity to the Company or such Subsidiary is subject to any restriction, in each case unless actually received by the Company or a Consolidated Subsidiary free of any such restriction, (iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any indebtedness, (iv) any extraordinary items of income or expense, (v) any increase or decrease in income arising from any change in the Company's method of accounting, subject to Section 1.02, and (vi) any interest income.

                  "Eligible Clinic Receivables" means, at any date of determination thereof, for any Managed Practice or Clinic Subsidiary, the aggregate amount of all Receivables at such date due to the Managed Practice or Clinic Subsidiary for the provision of medical services or the sale of Inventory other than the following (determined without duplication):

                  (a) any Receivable due from an Account Debtor that is not both domiciled in the United States of America and (if not a natural person) organized under the laws of the United States of America or any political subdivision thereof and any Receivable that is not denominated and payable in U.S. dollars;


                  (b) any Receivable that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority (including any Receivable due from an account debtor located in the States of Indiana, New Jersey or Minnesota, unless the Managed

         Practice or the applicable Clinic Subsidiary (at the time the Receivable was created and at all times thereafter) (i) had filed and has maintained effective a current notice of business activities report with the appropriate office or agency of the State of Indiana, New Jersey or Minnesota, as applicable, or (ii) was and has continued to be exempt from filing such report and has provided Agent with satisfactory evidence thereof);

                  (c) any Receivable in respect of which there is any unresolved dispute with the Account Debtor, but only to the extent of such dispute;

                  (d) any Receivable payable more than 30 days after the date of the issuance of the original invoice therefor;

                  (e) any Receivable that remains unpaid for more than 120 days from the date of the original issuance of the invoice therefor;

                  (f)      any unbilled Receivable;

                  (g) any Receivable arising outside the ordinary course of business of the Managed Practice or Clinic Subsidiary whose activities gave rise thereto;

                  (h) (i) that portion of any Receivable in respect of which there has been, or should have been, established by the Managed Practice or Clinic Subsidiary a contra account whether in respect of contractual allowances, audit adjustments, anticipated discounts or otherwise, or (ii) which is a Private Receivable and is due from an Account Debtor to whom the applicable Managed Practice or Clinic Subsidiary owes a trade payable, but only to the extent of such Receivable or trade payable or (iii) which Receivable is subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the provision of medical services or otherwise, provided that this clause (iii) shall not apply to adjustments in the ordinary course with respect to Government Receivables;

                  (i) any Receivable that is not subject to a first priority perfected Lien under appropriate Security Documents and any Receivable evidenced by an "instrument" (as defined in the UCC) not in the possession of the Agent or a Subsidiary, as applicable;

                  (j) any Receivable due to any Person from any Third Party Payor (i) as to which on such date Receivables representing more than 25% of aggregate amount of all Receivables of such Third Party Payor to such Person have remained unpaid for more than 120 days from the original due date specified at the time of the original issuance of the original invoice therefor, (ii) in respect of which a credit loss has been recognized or reserved by the Company, any Subsidiary or any Managed Practice, (iii) in respect of which the Agent shall have notified the Company that such Third Party Payor does not have a satisfactory credit standing as determined in good faith by the Agent,
         (iv) that is a Subsidiary or Affiliate of the Company, (v) that, except in the case of a Government Receivable, is the United States of America or any state government or any department, agency or instrumentality thereof, unless such Person has complied in all respects with the Federal Assignment of Claims Act of 1940 or the corresponding provision of any applicable state law, or (vi) that is the subject of a case or proceeding of the type described in clauses (g) and (h) of Section
         7.01 or that is not Solvent;

                  (k) any Receivables other than Government Receivables due from a Third Party Payor at any time, to the extent that the aggregate outstanding amount of Receivables due from such Third Party Payor and its affiliates at such time exceeds 10% of the aggregate amount of all Receivables due to the Company, the Subsidiaries and the Managed Practices at such time, but only to the extent of such excess;

                  (l) if such Receivable is a Private Receivable, the Third Party Payor thereon has not received such notice of the assignment thereof to the Agent as the Agent shall reasonably require; and

                  (m) any Receivable with respect to which the Managed Practice owning such Receivable has not executed a Professional Service Provider Security Agreement or such other documents as the Agent shall require assigning its rights to such Receivables to the Agent as security for the Obligations, or in the case of a Receivable owned by a Managed Practice that is not required to be pledged to the Agent, the Managed Practice owning such Receivable has not executed a Managed Practice Security Agreement or such other documents as the Agent shall require assigning its rights in such receivable to the Company or a Subsidiary.

         "Eligible Non-Clinic Receivables" means, at any date of determination thereof, the aggregate amount of all Receivables at such date due to the Company and each of its Subsidiaries other than Receivables for the provision of medical services or the sale by a Clinic Subsidiary of Inventory and other than the following (determined without duplication):

                  (a) any Receivable due from an Account Debtor that is not both domiciled in the United States of America and (if not a natural person) organized under the laws of the United States of America or any political subdivision thereof and any Receivable that is not denominated and payable in U.S. dollars;

                  (b) any Receivable that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority (including any Receivable due from an account debtor located in the States of Indiana, New Jersey or Minnesota, unless the Company or the applicable Subsidiary (at the time the Receivable was created and at all times thereafter) (i) had filed and has maintained effective a current notice of business activities report with the appropriate office or agency of the State of Indiana, New Jersey or Minnesota, as applicable, or (ii) was and has continued to be exempt from filing such report and has provided Agent with satisfactory evidence thereof);

                  (c) any Receivable in respect of which there is any unresolved dispute with the Account Debtor, but only to the extent of such dispute;

                  (d) any Receivable payable more than 30 days after the date of the issuance of the original invoice therefor;

                  (e) any Receivable that remains unpaid for more than 90 days from the date of the original issuance of the invoice therefor;

                  (f)      any unbilled Receivable;

                  (g) any Receivable arising outside the ordinary course of business of the Company or Subsidiary whose activities gave rise thereto;

                  (h) (i) that portion of any Receivable in respect of which there has been, or should have been, established by the Company or the applicable Subsidiary a contra account whether in respect of contractual allowances, audit adjustments, anticipated discounts or otherwise, or (ii) which is due from an Account Debtor to whom the Company or the applicable Subsidiary owes a trade payable, but only to the extent of such account or trade payable or (iii) which Receivable is subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions; giving rise to such Receivable or otherwise;

                  (i) any Receivable that is not subject to a first priority perfected Lien under the Security Documents and any Receivable evidenced by an "instrument" (as defined in the UCC) not in the possession of the Agent;

                  (j) any Receivable due from any Account Debtor (i) as to which on such date Receivables representing more than 25% of aggregate amount of all Receivables of such Account Debtor have remained unpaid for more than 90 days from the original due date specified at the time of the original issuance of the original invoice therefor, (ii) in respect of which a credit loss has been recognized or reserved by the Company or any Subsidiary, (iii) in respect of which the Agent shall have notified the Company that such Account Debtor does not have a satisfactory credit standing as determined in good faith by the Agent,
         (iv) that is a Subsidiary or Affiliate of the Company or a Managed Practice, (v) that is the United States of America or any state government or any department, agency or instrumentality thereof, unless the Company or such Subsidiary has complied in all respects with the Federal Assignment of Claims Act of 1940 or the corresponding provision of any applicable state law, or (vi) that is the subject of a case or proceeding of the type described in clauses (g) and (h) of Section or that is not Solvent; and

                  (k) any Receivables due from any Account Debtor at any time, to the extent that the aggregate outstanding amount of Receivables due from such Account Debtor and its affiliates at such time exceeds 10% of the aggregate amount of all Receivables that would, but for this clause (k) be included in determining Eligible Receivables and Eligible Clinic Receivables at such time, but only to the extent of such excess;

                  "Employment Contracts" means the employment contracts delivered by the Company to NationsCredit on the Closing Date pursuant to
Section 3.01(o), and listed on SCHEDULE 4.16 from time to time.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

                  "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

                  "Event of Default" has the meaning set forth in Section 7.01.

                  "Excess Cash Flow" means, for any period, an amount equal to
(i) Consolidated Free Cash Flow for such period plus (or minus) (ii) any net cash extraordinary gains (or extraordinary cash losses) for such period of the Company and its Consolidated Subsidiaries (except any such gains or losses in respect of asset sales) plus (or minus) (iii) any decrease (or increase) in the average of the Net Working Investment at the end of each fiscal month ended during such period, when compared with the average of the Net Working Investment at the end of each fiscal month ended during the corresponding period in the prior Fiscal Year, plus (iv) any interest income of the Company and its Consolidated Subsidiaries for such period, minus (v) the sum for such period of (x) Total Debt Service (exclusive of amortization of debt discount or premium) for such period, and (y) all optional payments of the Loans which permanently reduced the Revolving Credit Commitment during such period.

                  "Existing Managed Practice" has the meaning assigned to such term in Section 5.19.

                  "Financing Documents" means this Agreement, the Notes, the Subsidiary Guaranty Agreement, the Warrants, the Warrantholders Rights Agreement and the Security Documents.

                  "Fiscal Year" means a fiscal year of the Company.

                  "GAAP" has the meaning set forth in Section 1.02.

                  "Government Receivables" means, collectively, any and all Receivables which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) CHAMPUS Receivables, (d) CHAMPVA Receivables, or (e) any other Receivable payable by a governmental authority approved by the Agent.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "HCFA" shall mean the Health Care Financing Administration, an agency of HHS, and any successor thereto.

                  "HHS" means the United States Department of Health and Human Services or any successor thereto.

                  "Hazardous Materials" means (i) any "hazardous substance" as defined in CERCLA; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

                  "Hazardous Materials Contamination" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

                  "Healthcare Law" means, collectively, any and all federal, state or local laws, rules, regulations, manuals, orders, guidelines and requirements pertaining to Government

Receivables, including without limitation all laws, rules, regulations, manuals, orders, guidelines and requirements pertaining to CHAMPUS, CHAMPVA, Medicaid or Medicare

                  "Indemnitees" has the meaning set forth in Section 8.05.

                  "Index Rate" means for any day in any calendar month, the rate of interest equivalent to the money market yield for the Interest Determination Date falling in such month on the one month commercial paper rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent by a nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York and published weekly by the Board of Governors of the Federal Reserve System in its H.15 report, or any successor publication published by the Board of Governors of the Federal Reserve System or, if such rate for such date is not yet published in such statistical release, the rate for that date will be the rate set forth in the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

                  "Interest Determination Date" means February 3, 1997 and the first Business Day of each calendar month thereafter.

                  "Inventory" means inventory as defined in Article 9 of the UCC.

                  "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

                  "Key-Person Life Insurance Policy" has the meaning assigned to it in Section 5.04(d).

                  "Lender" means NationsCredit and each other Person that becomes a holder of a Note pursuant to Section 10.06, and their respective successors, and "Lenders" means all of the foregoing.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                  "Loans" means the Revolving Credit Loans.

                  "Lockbox Accounts" has the meaning set forth in the Security Agreements.

                  "Lockbox Agreement" means, collectively, the Lockbox Agreements each in form and substance satisfactory to Lender, entered into among the Agent, the Company and its Subsidiaries and the Lockbox Banks pursuant to the Security Agreements.

                  "Lockbox Bank" means, collectively, the banks or other depository institutions at which lockbox accounts are established and maintained.

                  "Managed Practice" means any ophthalmologist, optometrist, professional corporation, professional association, partnership or similar Person that provides professional medical services at a medical office, clinic or other facility owned and operated by the Company or any Subsidiary pursuant to a Management Agreement.

                  "Management Agreement" means an agreement between the Company and/or one or more of its Subsidiaries and one or more Managed Practices pursuant to which the Company and/or its Subsidiaries agrees to provide certain management services to such Managed Practice(s).

                  "Managed Practice Receivables" has the meaning assigned to such term in Section 5.19.

                  "Managed Practice Security Agreement" means a security agreement between a Managed Practice and the Company or a related Subsidiary Manager in substantially the form of EXHIBIT L, pursuant to which such Managed Practice grants such Subsidiary or the Company a first priority perfected security interest in all of its accounts as security for the Clinic Obligations of such Managed Practice to such Subsidiary or the Company.

                  "Margin Stock" has the meaning assigned thereto in Regulation G, T, U or X of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or the Lenders under the Financing Documents, or the ability of the Company or any Subsidiary to perform its obligations under the Financing Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Financing Document, or (d) the existence, perfection or priority of any security interest granted in the Financing Documents or the value of the Collateral (including its value to the Agent and the Lenders as security for the Obligations).

                  "Material Debt" has the meaning set forth in Section 7.01(e).

                  "Material Plan" means at any time a Plan having Unfunded Liabilities.

                  "Maximum Lawful Rate" has the meaning set forth in Section
8.08.

                  "Medicaid" means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. ss.ss.1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Medicaid Certification" means certification of a facility by HCFA or a state agency or entity under contract with HCFA that such healthcare facility fully complies with all the conditions of Medicaid.

                  "Medicaid Receivable" means a Receivable payable pursuant to a Medicaid Provider Agreement.

                  "Medicaid Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicaid in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicaid patients.

                  "Medicare" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss.ss.1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all governmental authorities promulgated in connected with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Medicare Certification" mean certification of a facility by HCFA or a state agency or entity under contract with HCFA that such healthcare facility fully complies with all conditions for such facility's participation in Medicare.

                  "Medicare Receivable" means a Receivable payable pursuant to a Medicare Provider Agreement.

                  "Medicare Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicare in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicare patients.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "NationsCredit" means NationsCredit Commercial Corporation, a Delaware corporation, and its successors.

                  "Net Proceeds of Capital Stock" means any consideration received by the Company or any of its Consolidated Subsidiaries in respect of the issuance of capital stock (including, without limitation, by way of conversion of debt into such capital stock), after deducting therefrom all reasonable and customary costs and expenses incurred by such person directly in connection with the issuance of such capital stock.

                  "Net Working Investment" means, at any date, Consolidated Current Assets minus Consolidated Current Liabilities, all determined at such date.

                  "Note" means a Revolving Credit Note.

                  "Notice of Borrowing" has the meaning set forth in Section
2.04.

                  "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company or any Subsidiary to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Financing Documents.

                  "Officers' Certificate" means a certificate executed on behalf of a Person by its chairman of the board (if an officer), chief executive officer or president or one of its vice presidents and by its chief financial officer, senior vice president-finance or treasurer.

                  "Payment Account" means, with respect to each Lender, the account specified on the signature pages hereof into which all payments by or on behalf of the Company to such Lender under the Financing Documents shall be made, or such other account as such Lender shall from time to time specify by notice to the Company.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Contest" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

                  "Permitted Liens" means Liens permitted pursuant to Section 6.02.

                  "Person" means any natural person, corporation, limited partnership, limited liability company, professional association, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

                  "Physician Unwind Agreement" means any agreement or arrangement pursuant to which the Company or any Subsidiary thereof is or may be required, at the option of one or more optometrists, ophthalmologists or optometry or ophthalmology physician practice groups or similar entities, to sell or return all or any substantial portion of the assets, or the stock or other equity interests of any Subsidiary or other entity holding the assets utilized by such optometrists, ophthalmologists or optometry or ophthalmology practice group or similar entity to such physician, practice group or similar entity.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Pledge Agreement" means the Pledge Agreement dated as of the date hereof between the Company and the Agent, substantially in the form of EXHIBIT D.

                  "Private Receivables" mean, collectively, any and all Receivables that are not Government Receivables.

                  "Professional Employee" has the meaning assigned to such term in Section 5.19.

                  "Professional Service Provider Security Agreement" means a Security Agreement between the Agent and any Managed Practice with whom the Company or any of its Subsidiaries has entered into a Management Agreement pursuant to which the Managed Practice shall have pledged its accounts to the Agent as security for the Obligations, which agreement shall be in substantially the form of EXHIBIT G hereto.

                  "Quarterly Date" means the first Business Day of each January, April, July and October occurring after the Agreement Date.

                  "Receivable" means, as at any date of determination thereof, the unpaid amount of the obligation, as stated in the respective invoice, of
(i) in the case of the Company or any Subsidiary (other than a Clinic Subsidiary), of a Person to pay money for goods sold or leased or services rendered, which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the Company or such Subsidiary, net of any credits, rebates or offsets owed to the Account Debtor in respect thereof and net of any commissions payable to persons other than the Company or such Subsidiary or any employee thereof and further excluding any amounts owed to any Subsidiary by a Managed Practice and (ii) in the case of any Managed Practice or Clinic Subsidiary, of a patient of such Managed Practice or Clinic Subsidiary or of any Third Party Payor in respect of Inventory or medical services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the Managed Practice or Clinic Subsidiary, net of any credits, rebates or offsets owed to any patient or any Third Party Payor in respect thereof and also net of any commissions payable to Persons other than the Company, any Subsidiary or the Managed Practice or any employee thereof.

                  "Receivables Report" has the meaning given such term in
Section 5.01(m).

                  "Required Lenders" means at any time Lenders holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, having at least 51% of the aggregate amount of the Commitments.

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock of the same class) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of
(a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock.

                  "Revolving Credit Commitment" means (i) for NationsCredit as Lender, initially $15,000,000, less any amount assigned to another Person that becomes a Lender after the date hereof (a "SUBSEQUENT LENDER"), (ii) for any Subsequent Lender, the amount of Revolving Credit Commitment assigned to such Lender, and (iii) as the context may require the aggregate amount of all the Lenders' Revolving Credit Commitments, in each case as such amount may be reduced from time to time in accordance with this Agreement.

                  "Revolving Credit Loan" shall have the meaning assigned to it in Section 2.01(a).

                  "Revolving Credit Note" shall have the meaning assigned to it in Section 2.02 and each Revolving Credit Note shall be substantially in the form of EXHIBIT A hereto.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Security Agreements" means, collectively, the Company Security Agreement, the Subsidiary Security Agreement, the Managed Practice Security Agreements and the Professional Service Provider Security Agreements.

                  "Security Documents" means the Security Agreements, the Pledge Agreement and any other agreement pursuant to which the Company or any of its Subsidiaries or Affiliates or any Managed Practice provides a Lien on its assets in favor of the Agent for the benefit of the Lenders, and all supplementary assignments, security agreements, pledge agreements, acknowledgments or other documents delivered or to be delivered pursuant to the terms hereof or of any other Security Document.

                  "Senior Management" means, collectively, each of the officers and managers of the Company listed on SCHEDULE 3.01(O) and each Person from time to time designated as such by the Agent in its sole good faith discretion.

                  "Solvent" shall mean, with respect to any Person, such
Person: (i) owns property whose fair salable value is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities), (ii) is able to pay all of its liabilities as such liabilities mature, and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  "Subsidiary" means any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Subsidiary Guaranty Agreement" means a guaranty agreement between a Subsidiary of the Company and the Agent, substantially in the form of EXHIBIT E hereto.

                  "Subsidiary Manager" has the meaning assigned to such term in
Section 5.19.

                  "Subsidiary Security Agreement" means a Security Agreement between a Subsidiary of the Company and the Agent, substantially in the form of EXHIBIT F hereto.

                  "Temporary Cash Investment" means any Investment in: (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Rating Group and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Company or any of its Subsidiaries or (v) any open ended, redeemable money market or mutual fund that invests only in the foregoing, the sponsor of which is nationally recognized as a responsible sponsor.

                  "Third Party Payor" means any governmental entity, insurance company, health maintenance organization, preferred provider organization or similar entity that is obligated to make payments with respect to a Receivable.

                  "Total Debt Service" means, for any period, the sum of: (i) the aggregate interest charges incurred by the Company and its Consolidated Subsidiaries for such period, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP and the portion of any debt discount or premium (but not expenses of issuance) that shall be amortized in such period, and (ii) the aggregate amount of all scheduled principal payments on all Debt of the Company and its Consolidated Subsidiaries for such period, including the portion of any payment under Capital Leases that is allocable to principal.

                  "UCC" has the meaning set forth in the Security Agreements.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                  "Warrantholders Rights Agreement" means the Warrantholders Rights Agreement dated as of the date hereof between the Company and NationsCredit, substantially in the form of EXHIBIT K.

                  "Warrants" has the meaning set forth in Section 2.09(a).

                  "Working Capital Availability" has the meaning specified in
Section 2.01(b).

                  "Working Capital Loans" means Revolving Credit Loans made to the Company pursuant to Section 2.01(b).

                  SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time ("GAAP"), applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Lenders that the Company wishes to amend any covenant in Article VI or the definition of "Excess Cash Flow" or any related definition to eliminate the effect of any change in GAAP on the operation of such covenant or the determination of "Excess Cash Flow" (or if the Agent notifies the Company that the Required Lenders wish to amend Article VI or the definition of "Excess Cash Flow" or any related definition for such purpose), then the Company's compliance with such covenant or "Excess Cash Flow", as the case may be, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                  SECTION 1.03. OTHER DEFINITIONAL PROVISIONS. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

                                   ARTICLE II

                             REVOLVING CREDIT LOANS

                  SECTION 2.01. REVOLVING CREDIT LOANS AND COMMITMENTS. (a) Upon the terms and subject to the conditions set forth herein, from time to time prior to the Availability Termination Date, each Lender severally and not jointly agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") from time to time to the Company in an aggregate principal amount at any time outstanding not to exceed such Lender's Revolving Credit Commitment. Such Revolving Credit Loans shall constitute either Working Capital Loans or Acquisition Loans.

                  (b)      (i)      Working Capital Loans shall be available for
the working capital needs of the Company and its Subsidiaries and shall not exceed in aggregate principal amount at any time outstanding the least of (the "WORKING CAPITAL AVAILABILITY"):

                           (A)      $2,000,000,

                           (B) prior to the Availability Termination Date, an amount equal to the Borrowing Base, and

                           (C) the Revolving Credit Commitment then in effect, less the aggregate outstanding principal amount of Acquisition Loans.

                           (ii)     Each borrowing of Working Capital Loans
shall be in an aggregate amount of $100,000 or an integral multiple of $10,000 in excess thereof. No more than two borrowings of Working Capital Loans shall be made within any week beginning on Monday of such week and ending on the last Business Day of such week.

                  (c)      (i)      Acquisition Loans shall be available in the
sole good faith discretion of the Agent and the Required Lenders for the purpose of financing Acquisitions by the Company and its Subsidiaries, in an aggregate principal amount not to exceed at any time outstanding (the "ACQUISITION AVAILABILITY") the Revolving Credit Commitment then in effect, less the aggregate outstanding principal amount of Working Capital Loans.

                           (ii)     Acquisition Loans may be made in such
amounts and at such times as the Agent and the Required Lenders shall agree in good faith and upon such terms and conditions in addition to those specified herein as the Agent and the Required Lenders shall require.

                           (iii)    In connection with the Agent's and the
Required Lenders' approval of any Acquisition or any borrowing of Acquisition Loans, the Company agrees to provide the Agent and the Lenders, as soon as practicable following the execution thereof, with copies of any term sheet or commitment letter agreed to in connection with such Acquisition. As promptly as practicable following receipt of such term sheet and/or commitment letter, the Agent and the Required Lenders agree to notify the Company whether they can consent to the proposed Acquisition as the basic terms thereof are outlined in the documents provided. Such indication shall be subject to approval of the definitive documentation and the results of any due diligence performed in connection therewith. At the time of such approval, the Agent shall notify the Company of any due diligence materials that it wishes to review. Promptly upon the completion of the definitive documentation and as soon as the due diligence materials required are available, the Company shall furnish a copy of such documentation and/or such materials to the Agent and the Agent and the Required Lenders agree to review the same promptly and respond to the Company as promptly as practicable as to whether they approve the Acquisition.

                  (d) Within the foregoing limits, to but excluding the Availability Termination Date, the Company may borrow under this Section 2.01, prepay or repay Revolving Credit Loans as required under Section 2.05(b) or to the extent permitted by Section 2.06, and reborrow pursuant to this Section 2.01.

                  SECTION 2.02. REVOLVING CREDIT NOTES. The Revolving Credit Loans of each Lender shall be evidenced by a single Revolving Credit Note, substantially in the form of EXHIBIT A (each such note, a "REVOLVING CREDIT NOTE"), dated the Agreement Date in an aggregate principal amount equal to the amount of such Lender's Revolving Credit Commitment, duly executed and delivered and payable to such Lender. Each Lender shall record the date and amount of each Revolving Credit Loan made by it, whether such Revolving Credit Loan was a Working Capital Loan or an Acquisition Loan, and the date and amount of each payment of principal made by the Company with respect thereto, and prior to any transfer of its Revolving Credit Note shall endorse on Schedule A thereto (or any continuation thereof) forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Revolving Credit Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Revolving Credit Notes. Each Lender is hereby irrevocably authorized by the Company so to endorse its Revolving Credit Note and to attach to and make a part of its Revolving Credit Note a continuation of any such schedule as and when required.

                  SECTION 2.03. INTEREST ON THE REVOLVING CREDIT LOANS. (a) The Company shall pay interest on the Revolving Credit Loans to the Lenders monthly in arrears on the first (1st) day of each calendar month immediately succeeding the month for which such interest accrues, commencing with the first (1st) day of the calendar month following the calendar month in which the Closing Date occurs. In all cases accrued interest on all of the Revolving Credit Loans shall be payable by the Company to the Lenders on the Commitment Termination Date. Interest that accrues at the Default Rate shall be payable upon demand by the Lenders. If any interest on any of the Revolving Credit Loans accrues or remains payable after the

Commitment Termination Date, such interest shall be payable by the Company upon demand by the Lenders.

                  (b) The Company shall be obligated to pay interest to the Lenders on the outstanding principal balance of each Revolving Credit Loan from the date such Revolving Credit Loan is made until such Revolving Credit Loan is repaid in full. Subject to Section 2.03(d), interest on all Loans outstanding during any month shall accrue at a floating rate per annum equal to the Index Rate plus four and one-quarter percentage points (4.25%).

                  (c) Each determination by the Agent of the interest rate hereunder shall be presumed correct, absent convincing evidence to the contrary.

                  (d) So long as any Event of Default shall have occurred and be continuing, the interest rate applicable to the Loans or other Obligations of the Company or any of its Subsidiaries under the Financing Documents may be increased by the Required Lenders, at their option, by up to two percentage points (2%) per annum above the rate otherwise applicable (the "DEFAULT RATE").

                  SECTION 2.04. ADVANCING REVOLVING CREDIT LOANS. (a) Except as provided in the last sentence of this Section 2.04(a), each Revolving Credit Loan shall be made on notice by the Company to the Agent, given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Loan. Such notice (each a "NOTICE OF BORROWING") shall be substantially in the form of EXHIBIT B hereto, shall be duly completed and executed by an Authorized Signatory, and shall specify therein the requested date and amount of such Revolving Credit Loan, and such other information as may be required by the Agent. Each Notice of Borrowing shall be given in writing (by telecopy, telex or cable) or by telephone and confirmed immediately in writing. Notwithstanding the foregoing, no Notice of Borrowing that requests an Acquisition Loan shall be effective until the Agent notifies the Company that the Agent and the Required Lenders have consented to the proposed Acquisition after having been provided such information respecting the proposed Acquisition as is required to be delivered pursuant to Section 3.02 or otherwise hereunder and such time to review the same as the Agent and the Required Lenders shall reasonably deem necessary.

         (b) Not later than 1:00 p.m. (New York City time) on the date of each borrowing (i) specified in a Notice of Borrowing (in the case of a Notice of Borrowing that requests a borrowing of Working Capital Loans), (ii) specified by the Agent following receipt of notice of approval of such Acquisition from the Required Lenders (in the case of a Notice of Borrowing that requests a borrowing of Acquisition Loans), each Lender shall make available its ratable share of such borrowing of Revolving Credit Loans, in immediately available funds, to the Company Account.

         (c) The failure of any Lender to make a Loan on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on that date. Neither the Agent nor any Lender shall be responsible for the failure of any other Person to make any Loan hereunder on the date required therefor.

                  SECTION 2.05. MANDATORY REPAYMENTS AND PREPAYMENTS. (a) The Revolving Credit Commitment of each Lender shall terminate at the opening of business on December 31, 2002 (the "COMMITMENT TERMINATION DATE"), and there shall become due and the Company shall pay on the Commitment Termination Date, the entire outstanding principal amount of each Revolving Credit Loan, together with accrued and unpaid interest thereon to but excluding the Commitment Termination Date.

                  (b) If at any time (i) the aggregate unpaid principal balance of the Working Capital Loans exceeds the Working Capital Availability, or (ii) the aggregate unpaid principal balance of the Acquisition Loans exceeds the Acquisition Availability, then, on the next succeeding Business Day, the Company shall prepay Working Capital Loans and/or Acquisition Loans in an aggregate principal amount equal to such excess.

                  (c) Commencing on April 1, 1999 (the "AMORTIZATION COMMENCEMENT DATE") and continuing on each Quarterly Date thereafter, the Company shall repay in equal quarterly installments in each year the percentage of the aggregate principal amount of the Revolving Credit Loans outstanding on the Amortization Commencement Date set forth opposite such year below:

           Calendar Year                     Percentage
           -------------                     ----------
             1999                                20%
             2000                                20%
             2001                                30%
             2002                                30%


         (d) There shall become due and payable, and the Company shall prepay, on the earlier to occur of (i) the 5th day following its receipt of the annual audit of the financial statements of the Company and (ii) the 90th day following the last day of each Fiscal Year, an aggregate principal amount of Revolving Credit Loans equal to fifty percent (50%) of the Excess Cash Flow for such Fiscal Year, with the first such payment to be made in respect of the Fiscal Year ending December 31, 1999.

         SECTION 2.06. OPTIONAL PREPAYMENTS. The Company may prepay the Revolving Credit Loans in whole or in part (in minimum principal amounts of $100,000 or in any larger integral multiple of $10,000, or the total remaining amount outstanding) upon at least three Business Days' prior irrevocable written notice to the Lenders, without premium or penalty except as provided pursuant to Section 2.08. The aggregate principal amount of the Revolving Credit Loans designated for prepayment in any notice of optional prepayment given pursuant to this section shall become due and payable on the date fixed for prepayment as specified in such notice.

                  SECTION 2.07. APPLICATION OF PAYMENTS. Each payment or prepayment of less than all the outstanding aggregate principal amount of the Revolving Credit Loans shall be applied pro rata to the Revolving Credit Loans of each Lender according to their respective outstanding principal amounts. The principal amount of each payment on Revolving Credit Loans made on or after the Amortization Commencement Date pursuant to Section 2.05(d) or Section 2.06 shall be applied to reduce the remaining payments required by Section 2.05(c) in inverse order of the maturity thereof. Except as provided in the definition of Excess Cash Flow, no payment of the principal amount of Revolving Credit Loans pursuant to Section 2.05(b), 2.05(c) or 2.06 shall reduce the amount of any payment required by 2.05(d). Each prepayment under Section 2.05(b) shall be applied to the Working Capital Loans or the Acquisition Loans as provided in such Section. Each other payment or prepayment shall be applied as directed by the Company or if the Company shall fail to so direct, as directed by the Agent.

                  SECTION 2.08. REDUCTION OF COMMITMENTS. (a) The Revolving Credit Commitment shall reduce: (i) to the amount of the aggregate outstanding principal amount of the Revolving Credit Loans on the Availability Termination Date, (ii) after such date, by the amount of each payment made pursuant to
Section 2.06, and (iii) by the amount of each payment required pursuant to
Section 2.05 (c) and (d).

         (b) The Company shall have the right at any time to terminate in whole this Agreement, or from time to time, irrevocably to reduce in part the amount of the Revolving Credit Commitment upon at least 15 days' prior written notice to the Agent, in each case without penalty or premium, except that if the Company terminates in whole this Agreement within the first twelve (12) months following the Closing Date, the Company shall, subject to Section 8.08, pay to the Lenders an amount equal to three percent (3.00%) of the maximum Revolving Credit Commitment at any one time prior to such termination (the "EARLY TERMINATION FEE"). Such notice shall be irrevocable on the part of the Company and shall specify the effective date of such reduction or termination, whether a termination or reduction is being made, and, in the case of any reduction, the amount thereof shall be in an amount of Five Million Dollars ($5,000,000) or an integral multiple thereof. Upon any such reduction, the Company shall simultaneously prepay any outstanding Revolving Credit Loans to the extent necessary so that the aggregate outstanding principal amount of the Revolving Credit Loans does not exceed the amount of the Revolving Credit Commitment after giving effect to any partial reduction thereof. The aforesaid prior notice requirement shall not apply to the Agent's exercise of remedies under Section 7.01. In the event the Company exercises its rights under this paragraph to prepay the Revolving Credit Loans and terminate this Agreement, the Company agrees that such prepayment shall be accompanied by the payment by the Company of all accrued and unpaid interest and all fees and other remaining Obligations. The amount of the Revolving Credit Commitment may not be reinstated if it is reduced or if this Agreement is terminated by the Company. The Company acknowledges and agrees that (i) it would be difficult or impracticable to determine the Lender's actual damages from any early termination of this Agreement, (ii) the Early Termination Fee is intended to be a fair and reasonable approximation of such damages and (iii) the Early Termination Fee is not intended to be a penalty.

                  SECTION 2.09. WARRANTS. (a) On the Agreement Date, the Company shall deliver to NationsCredit, in consideration for executing this Agreement, warrants exercisable for 100,000 shares of Common Stock (the "WARRANTS"). The Warrants shall be substantially in the form of EXHIBIT J hereto, and shall be duly executed and registered in such name or names and in such denominations as NationsCredit shall have notified the Company. The Warrants shall be fully earned by NationsCredit by its execution hereof.

                  (b) The Company and NationsCredit agree that, for Federal income tax purposes (i) the Warrants together with the Revolving Credit Loans constitute an investment unit and (ii) the aggregate issue price of the Revolving Credit Loans, is $14,990,000 and the aggregate purchase price of the Warrants is $10,000. Neither of the Company nor any Lender shall voluntarily take any action inconsistent with the agreement set forth in the immediately preceding sentence.

                                  ARTICLE III

                                   CONDITIONS

                  SECTION 3.01. CONDITIONS TO CLOSING. The obligation of each Lender to make Loans on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

                  (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by NationsCredit of a duly executed Revolving Credit Note for its account, substantially in the form of EXHIBIT A;

                  (c) receipt by NationsCredit of the Warrants described in Section 2.09;

                  (d) receipt by the Agent of duly executed counterparts of each Security Document required to be effective on the Closing Date (including the Lockbox Agreements), together with evidence satisfactory to it in its sole good faith discretion of the effectiveness, priority and perfection of the security contemplated thereby and the lien search reports and any additional documents requested by the Agent;

                  (e) receipt by the Agent of a duly executed Subsidiary Guaranty Agreement in the form of EXHIBIT E, duly executed by each Subsidiary of the Company other than the Excluded Subsidiaries;

                  (f) receipt by the Agent of the initial Borrowing Base Certificate, in the form of EXHIBIT H, duly executed and completed by the Company;

                  (g) receipt by the Agent of opinions of counsel for the Company and its Subsidiaries for Tennessee, Texas, Florida and Missouri, substantially in the forms of EXHIBIT I-1(A), EXHIBIT I-1(B), EXHIBIT I-2(A), EXHIBIT I-2(B), EXHIBIT I-3(A), EXHIBIT I-3(B), EXHIBIT I-4(A) and EXHIBIT I-4(B), respectively, and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request (by its execution and delivery of this Agreement, the Company and each such Subsidiary authorizes and directs such counsel to deliver such opinions to the Agent);

                  (h) receipt by the Agent of an opinion of Kilpatrick Stockton LLP, special counsel for the Agent, covering such matters relating to the transactions contemplated hereby as NationsCredit may reasonably request;

                  (i) receipt by NationsCredit, including in its capacity as Agent, of all fees and any other amounts due and payable hereunder (including fees and expenses payable pursuant to Section 8.04 of which the Company has received notice);

                  (j) receipt by NationsCredit of any information it may request concerning the financial condition, results of operations, liabilities (contingent and otherwise, including environmental liabilities and employee and retiree benefits) and prospects of, and the financial reporting and accounting systems and the management information systems of, the Company, and satisfaction of NationsCredit in its sole good faith discretion with all such information;

                  (k) satisfaction of NationsCredit in its sole good faith discretion as to the absence of any event, act, condition or occurrence of whatever nature that constitutes, or that is reasonably likely to result in, a Material Adverse Effect;

                  (l) receipt by NationsCredit of a certificate signed by the chief financial officer or treasurer of the Company to the effect that, both before and immediately after the making of the Loans, and the other transactions contemplated to take place on the Closing Date,
         (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Company and each of its Subsidiaries made in or pursuant to the Financing Documents executed by such Person are true in all material respects;

                  (m) receipt by NationsCredit of (i) the financial statements and pro forma consolidated balance sheet referred to in Sections 4.04(a) and (b), (ii) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Company in connection with the transactions contemplated by the Financing Documents to be consummated on or prior to the Closing Date, including an itemized estimate of all fees, expenses and other costs, and (iii) payment instructions with respect to each wire transfer to be made by the Agent on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer;

                  (n) receipt by the Agent of copies of the Key-Person Life Insurance Policies, that are in form and substance satisfactory to the Agent in its sole good faith discretion, and a duly-executed instrument of assignment assigning the Key-Person Life Insurance Policies to the Agent as collateral under the Security Documents;

                  (o) receipt by the Agent of evidence satisfactory to it in its sole good faith discretion of the effectiveness of employment contracts between the Company and each member of Senior Management which are in form and substance satisfactory to the Agent in its sole good faith discretion, to include cash and non-cash compensation and non-compete provisions;

                  (p) receipt by the Agent of a certificate of the treasurer of the Company showing in detail the capitalization of the Company, including all issued and outstanding shares or rights to equity securities or debt securities, the holders thereof and the respective amounts of such holdings by each such Person;

                  (q) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company and its Subsidiaries, the corporate authority for and the validity of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent in its sole good faith discretion; and

                  (r) receipt by the Agent of complete copies of each document executed or to be executed by the Company or any Subsidiary in connection with an acquisition of an optometry or ophthalmology practice, or the assets thereof, including any Management Agreement to be executed in connection therewith, in form and substance satisfactory to the Lenders in their good faith discretion.

The documents referred to in this Section shall be delivered to the Agent no later than the Closing Date. The certificates and opinions referred to in this Section shall be dated the Closing Date.

                  SECTION 3.02. CONDITIONS TO ACQUISITION LOANS. The obligation of any Lender to make an Acquisition Loan on the occasion of any borrowing is subject to the satisfaction of the following additional conditions:

                  (a) receipt by the Agent of a Notice of Borrowing in accordance with Section 2.04;

                  (b) receipt by the Agent of all documents, instruments and agreements to be delivered in connection with the Acquisition and/or any financing therefor;

                  (c) completion of, and satisfaction of the Agent and the Lenders with, such legal and/or business due diligence review of the Acquisition, the structure and terms thereof, and the target thereof, as the Agent and the Lenders reasonably shall deem relevant;

                  (d) evidence satisfactory to the Agent that all property to be acquired in the Acquisition, including all property of any Person that, following such Acquisition, is to become a Subsidiary, will be pledged to the Agent and the Lenders as security for the Obligations and that the Liens granted pursuant thereto will constitute perfected Liens, subject only to Permitted Liens, and that any Person that will become a Subsidiary as a result of such Acquisition has executed a guaranty of the Obligations in form and substance satisfactory to the Agent and the Required Lenders and otherwise complied with the requirements of Section 6.07;

                  (e) receipt by the Agent and the Lenders of such historical financial statements and information and such market information respecting the target of the Acquisition as the Agent and the Lenders reasonably shall deem relevant;

                  (f) receipt by the Agent and the Lenders of pro forma financial statements showing the target and the Company on a consolidated basis after giving effect to such Acquisition as of the date of the closing thereof and a certificate of the chief financial officer or treasurer of the Company demonstrating that the Company, both before and after giving effect to the Acquisition, will be in compliance with the financial and other covenants contained herein and in the other Loan Documents; and

                  (g) such other information respecting the Acquisition, the target or the Company as the Agent and the Lenders reasonably shall deem relevant.

                  SECTION 3.03. CONDITIONS TO EACH LOAN. The obligation of any Lender to make a Loan on the occasion of any borrowing thereof (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

                  (a) receipt by the Agent of a Notice of Borrowing in accordance with Section 2.04 and, in the case of a Working Capital Loan, a Borrowing Base Certificate as of the close of business on the Business Day immediately preceding the date of such borrowing;

                  (b) the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing; and

                  (c) the fact that the representations and warranties of the Company contained in the Financing Documents shall be true in all material respects on and as of the date of such borrowing, except for such changes therein as are expressly permitted by the terms of this Agreement.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such borrowing as to the facts specified in clauses
(b) and (c) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants as to itself and each of its Subsidiaries that:

                  SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its organization, and the Company, each Subsidiary and each Managed Practice has all corporate powers, if applicable, and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as will be conducted (including, as applicable, accreditations and certifications as a provider of health care services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS or CHAMPVA or any Blue Cross/Blue Shield or equivalent program) except those licenses, authorizations, consents and approvals, which the failure to have has not had, and is not reasonably likely to result in, a Material Adverse Effect. The Company and each Subsidiary is qualified to do business as a foreign corporation in each jurisdiction in which the failure of the Company or such Subsidiary to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company and each of its Subsidiaries of the Financing Documents to which it is a party are within the Company's or such Subsidiary's (as the case may be) corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC-1 financing statements, which have been made and are in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation (including specifically any applicable rule or regulation relating to the eligibility of any Credit Party to receive payment and to participate as an accredited and certified provider of health care services under Medicare, Medicaid, CHAMPUS, CHAMPVA or any Blue Cross/Blue Shield or equivalent program or relating to the licenses and permits required therein or in connection therewith) or of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, any of its Subsidiaries or any other Credit Party or result in the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any asset of the Company, any of its Subsidiaries or any other Credit Party.

                  SECTION 4.03. BINDING EFFECT; LIENS OF SECURITY DOCUMENTS.
(a) Each of the Financing Documents to which the Company is a party (other than the Notes and the Warrants) constitutes a valid and binding agreement of the Company, and each of the Notes and the Warrants, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable in accordance with its respective terms, subject to: (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally; and (ii) the effect of general principles of equity whether applied by a court of equity or law. The Company has reserved and will keep available for issuance upon exercise of the Warrants, the Warrant Shares deliverable upon exercise of all Warrants from time to time outstanding. The issuance of the Warrant Shares has been duly and validly authorized and, when issued will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

                  (b) Each of the Financing Documents to which any Subsidiary of the Company or any other Credit Party is a party constitutes a valid and binding agreement of such Subsidiary or Credit Party enforceable in accordance with its terms, subject to: (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally; and (ii) the effect of general principles of equity whether applied by a court of equity or law.

                  (c) The Security Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are perfected security interests, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by the Company, any of its Subsidiaries or any other Credit Party in the Security Documents is true and correct.

                  SECTION 4.04.  FINANCIAL INFORMATION.

                  (a) (i) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1995 and the related audited consolidated statements of operations and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick, L.L.P., and (ii) the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of November 30, 1996 and the related unaudited consolidated statements of operations and cash flows for the eleven (11) months then ended, copies of each of which ((i), and (ii)) have been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a consistent basis the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the statements described in clause (ii), to normal year-end adjustments). As of the date of the latest such balance sheet and the date hereof, neither the Company nor any of its Subsidiaries had or has any material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheets.

                  (b) The pro forma balance sheet of the Company and its Consolidated Subsidiaries as of October 31, 1996, copies of which have been delivered to each of the Lenders, fairly presents, in conformity with GAAP applied on a basis consistent with the financial statements referred to in
Section 4.04(a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the making of the initial Loans and the issuance of the Warrants, (ii) the application of the proceeds therefrom, and (iii) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the date hereof, neither the Company nor any of its Subsidiaries had and has any material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

                  (c) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct and the amounts shown therein as Eligible Clinic Receivables, Eligible Non-Clinic Receivables and Clinic Obligations have been determined as provided in the Financing Documents.

                  (d) Since November 30, 1996, there has been no event, act, condition or occurrence of whatever nature that constitutes, or that could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company, any of its Subsidiaries or any other Credit Party before any court or arbitrator or any governmental body, agency or official which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, any Credit Party before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of any of the Financing Documents. There is no pending investigation of any Credit Party by HCFA or any other governmental authority, which investigation is not otherwise conducted in the ordinary course of business and no criminal, civil or administrative action, audit, or investigation by a fiscal intermediary or by or on behalf of any governmental authority exists or, to the best knowledge of the Company, is threatened with respect to any Credit Party which could reasonably be expected to materially and adversely affect such Credit Party's right to receive Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement to which such Credit Party would otherwise be entitled, or right to participate in the Medicare, Medicaid, CHAMPUS or CHAMPVA programs, or otherwise have a material adverse effect on the receipt of Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement by such Credit Party, and, to the best knowledge of the Company, no Credit Party is subject to any pending but unassessed Medicare, Medicaid, CHAMPUS or CHAMPVA claim payment adjustments, except to the extent that such Credit Party is contesting such assessment in good faith by appropriate proceedings diligently pursued and has established and will maintain adequate reserves for such adjustments in accordance with GAAP.

                  SECTION 4.06. OWNERSHIP OF PROPERTY, LIENS. On and as of the Closing Date, the Company and each Subsidiary is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may be) by such Person on the balance sheet referred to in Section 4.04(a), and none of such Person's properties and assets is subject to any Liens, except Permitted Liens and except in each case to the extent that the failure to be such an owner to have such title and possession or to hold such leasehold interest, or to the extent that the existence of any such Lien, singly or when aggregated with all such similar events, could not reasonably be expected to have or result in a Material Adverse Effect. The Company, its Subsidiaries and the other Credit Parties conduct their business without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of others and there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Company, any of its Subsidiaries or any other Credit Party, except any such infringement or claimed infringement by the Company, its Subsidiaries or the other Credit Parties, or by others, as singly or in the aggregate could not reasonably be expected to have or result in a Material Adverse Effect.

                  SECTION 4.07. NO DEFAULT. No Default has occurred and is continuing and neither the Company nor any of its Subsidiaries or any other Credit Party is in default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, except any default under or with respect to any such contract, agreement, lease or other instrument, which default, singly or in the aggregate with any other such defaults, could not reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor any other Credit Party has received notification from any governmental authority that any such governmental authority has taken or intends to take action to revoke, terminate or adversely amend any license, certificate, accreditation or permit of such Person to operate a healthcare facility or to participate under Medicare, Medicaid, CHAMPUS or CHAMPVA, which revocation, termination or amendment, singly or in the aggregate, with all other such events, could reasonably be expected to have or result in a Materially Adverse Effect.

                  SECTION 4.08. NO BURDENSOME RESTRICTIONS. No contract, lease, agreement or other instrument to which the Company, any of its Subsidiaries or any other Credit Party is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation is reasonably likely to have or result in a Material Adverse Effect.

                  SECTION 4.09. LABOR MATTERS. There are no strikes or other labor disputes pending or, to the best knowledge of the Company, threatened, against the Company, any of its Subsidiaries or any other Credit Party, which strikes or labor disputes, singly or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. Hours worked and payments made to the employees of the Company, its Subsidiaries and any other Credit Party have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Company, any of its Subsidiaries or any other Credit Party, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

                  SECTION 4.10. SUBSIDIARIES; OTHER EQUITY INVESTMENTS. Other than as set forth on SCHEDULE 4.10, the Company has no Subsidiaries and there are no other Credit Parties on the date hereof. Each such Subsidiary is, and, in the case of any additional corporate Subsidiaries formed after the Closing Date, each of such additional corporate Subsidiaries will be, at each time that this representation is made or deemed to be made after the Closing Date, a wholly-owned Subsidiary that is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as then conducted. Neither the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person except those listed on SCHEDULE 4.10, as such Schedule shall be amended from time to time. Neither the Company nor any Subsidiary is bound by, or owns or holds assets that are bound by, a Physician Unwind Agreement, except as listed on SCHEDULE 4.10.

                  SECTION 4.11. INVESTMENT COMPANY ACT. The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by the Financing Documents do not and will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  SECTION 4.12. MARGIN REGULATIONS. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board.

                  SECTION 4.13. TAXES. The Company's federal tax identification number is 13-3220466 and the federal tax identification number for each Subsidiary and each other Credit Party is accurately listed for such Person on
SCHEDULE 4.10. All Federal, state and local tax returns, reports and statements required to be filed by or on behalf of the Company and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (including real property taxes) and other charges shown to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except any of the foregoing as may be subject to a Permitted Contest and except any of the foregoing, the failure to file or to pay which, singly or in the aggregate with all such failures, could not reasonably be expected to have or result in a Material Adverse Effect. All state and local sales and use taxes required to be paid by the Company, any of its Subsidiaries or any other Credit Party have been paid, except any of the foregoing as may be subject to a Permitted Contest. All Federal and state returns have been filed by the Company, its Subsidiaries and the other Credit Parties for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

                  SECTION 4.14. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  SECTION 4.15. BROKERS. No broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and the Company has and will have no obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

                  SECTION 4.16. EMPLOYMENT, SHAREHOLDERS AND SUBSCRIPTION AGREEMENTS. Except for the agreements described in SCHEDULE 4.16 (which schedule may be updated from time to time by the Company with the consent of the Agent which consent shall not be unreasonably withheld), true and complete copies of which have been delivered to the Lenders, there are no (i) employment agreements covering the management of the Company, any of its Subsidiaries or any other Credit Party, (ii) collective bargaining agreements or other labor agreements covering any group of employees of the Company, its Subsidiaries or any other Credit Party or (iii) agreements regarding the Company or any of its Subsidiaries, their respective assets or operations or any investment therein to which any of the stockholders of the Company or its Subsidiaries is a party.

                  SECTION 4.17. FULL DISCLOSURE. None of the information (financial or otherwise) furnished by or on behalf of the Company to the Agent or any Lender in connection with the consummation of the transactions contemplated by any of the Financing Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All financial projections delivered to the Lenders have been prepared on the basis of the assumptions stated therein. Except as previously disclosed to the Agent in writing, such projections represent the Company's best estimate of the Company's future financial performance and such assumptions are believed by the Company to be fair and reasonable in light of current business conditions at the time such projections were delivered to the Agent.

                  SECTION 4.18. PRIVATE OFFERING. Neither the Company nor any Person acting on its behalf has offered the Notes or the Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Lenders and not more than five other institutional investors. Neither the Company nor any Person acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes, the Warrants or the Warrant Shares to Section 5 of the Securities Act, other than as provided in the Warrants and Warrantholders Rights Agreement.

                  SECTION 4.19. COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS MATERIALS. Except as provided on SCHEDULE 4.19 and except for any of the following that has not had and could not reasonably be expected to have a Material Adverse Effect:

                  (a) Other than generation in compliance with all applicable Environmental Laws, no Hazardous Materials are located on any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties. No portion of any such property is being used in, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials (other than processing or handling incidental to the generation of Hazardous Materials in compliance with all applicable Environmental Laws), nor is any such property affected by any Hazardous Materials Contamination.

                  (b) No asbestos or asbestos-containing materials are present on any of the properties now or previously owned, leased or operated by the Company or any of its Subsidiaries.

                  (c) No polychlorinated biphenyls are located on or in any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

                  (d) No underground storage tanks are located on any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, or were located on any such property and subsequently removed or filled.

                  (e) Except as disclosed on SCHEDULE 4.19, no notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to the Company's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries. All such properties and their existing and prior uses comply and at all times have complied with any applicable governmental requirements relating to environmental matters or Hazardous Materials. Except as disclosed on SCHEDULE 4.19 there is no condition on any of such properties which is in violation of any applicable governmental requirements relating to Hazardous Materials, and neither the Company nor any of its Subsidiaries has received any communication from or on behalf of any governmental authority that any such condition exists. Except disclosed on SCHEDULE 4.19, none of such properties nor any property to which the Company has, directly or indirectly, transported or arranged for the transportation of any material is listed or, to the Company's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor, to the knowledge of the Company, is any such property anticipated or threatened to be placed on any such list.

                  (f) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been delivered to the Lenders at least five days prior to the date hereof.

                  (g) For purposes of this Section 4.19, the terms "Company" and "Subsidiary" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of the Company or any Subsidiary.

                  SECTION 4.20. REAL PROPERTY INTERESTS. Except for the ownership, leasehold or other interests set forth in SCHEDULE 4.20, the Company and its Subsidiaries have, as of the Agreement Date, no ownership, leasehold or other interest in real property.

                  SECTION 4.21. THIRD PARTY REIMBURSEMENT . If any Credit Party is or has been audited by Medicare, Medicaid, CHAMPUS, CHAMPVA or similar governmental Third

Party Payors, (i) none of such audits provides for adjustments in reimbursable costs or asserts claims for reimbursement or repayment by such Credit Party of costs and/or payments theretofore made by such governmental Third Party Payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect and (ii) none of the Credit Parties have had requests or assertions of claims for reimbursement or repayment by it of costs and/or payments heretofore made by any other Third Party Payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect.

                  SECTION 4.22. ADDITIONAL REPRESENTATIONS; SCHEDULES. All certifications, information, statements, conclusions and the like contained in any Borrowing Base Certificate, Receivables Report, certificate, financial statement or other instrument delivered by or on behalf of the Company, any Subsidiary or any other Credit Party pursuant to any of the Financing Documents (including but not limited to any such made in or in connection with any amendment to any of such documents) shall constitute representations and warranties made under this Agreement. Wherever a representation and warranty made under this Agreement refers to a schedule or an amended schedule, it shall be deemed to refer to the schedule attached hereto or, if one or more amended schedules have been furnished, the amended schedule most recently so furnished prior to the date as of which the representation and warranty is made, and the later delivery of an amended schedule shall not retroactively effect a correction of any representation and warranty which was incorrect or untrue when made.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                  The Company agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

                  SECTION 5.01. FINANCIAL STATEMENTS AND OTHER REPORTS. The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP, and will deliver to each of the Lenders:

                  (a) as soon as practicable and in any event within 30 days after the end of each month, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as at the end of such month and the related consolidated and consolidating statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such month and for such portion of the Fiscal Year ended at the end of such month that are set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to
         Section 5.01(j), all in reasonable detail and certified by the chief financial officer of the Company as fairly presenting the financial condition and results of operations of the Company and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of the Company, subject to changes resulting from audit and normal year-end adjustments;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures for such Fiscal Year that are set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to
         Section 5.01(j), certified (solely with respect to such consolidated statements) without qualification by KPMG Peat Marwick, L.L.P., or other independent public accountants of nationally recognized standing;

                  (c) (i) together with each delivery of financial statements pursuant to (a) and (b) above, an Officers' Certificate of the Company stating that the officers executing such certificate have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such officers do not have knowledge of the existence as at the date of such Officers' Certificate, of any Default, or, if any such Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; (ii) together with each delivery of financial statements for each month and Fiscal Year, a compliance certificate of the chief financial officer or treasurer of the Company (x) providing details of all transactions between the Company and any Person referred to in Section 6.08, (y) demonstrating in reasonable detail compliance during and at the end of such accounting period with the covenants contained in Sections 6.12 through 6.17, and (z) if not specified in the financial statements delivered pursuant to (a) or (b) above, as the case may be, specifying the aggregate amount of interest paid or accrued and the aggregate amount of depreciation and amortization charged, during such accounting period; and (iii) beginning with the delivery of the fiscal year end 1999 financial statements, together with each delivery of financial statements pursuant to (b) above, a statement setting forth in reasonable detail the computation of Excess Cash Flow, if any, for such Fiscal Year, certified by the chief financial officer or treasurer of the Company as having been prepared from such financial statements in accordance with this Agreement;

                  (d) together with each delivery of financial statements pursuant to (b) above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in the certificates delivered therewith pursuant to (c) above is not correct and that the matters set forth in the compliance certificate delivered therewith pursuant to clause (ii) of (c) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (e) promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

                  (f)      promptly upon their becoming available, copies of
         (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions and (iii) all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company;

                  (g) promptly upon any officer of the Company obtaining knowledge (i) of the existence of any Default, or becoming aware that the holder of any Debt of the Company, any Subsidiary or any other Credit Party that singly, or when aggregated with all other Debt of the Company, its Subsidiaries or any other Credit Party the holders of which have taken similar action, equals or exceeds $200,000 in principal amount outstanding has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in the Company's certified accountant, any resignation, or decision not to stand for re-election, by any member of the Company's board of directors or any resignation or change in any Person who is part of the Company's Senior Management, (iii) that any Person has given any notice to the Company, any Subsidiary or any other Credit Party or taken any other action with respect to a claimed default under any agreement or instrument (other than the Financing Documents) to which the Company, any of its Subsidiaries or any other Credit Party is a party or by which any of their assets are bound the indebtedness or obligation under which either singly or when aggregated with all other claims of Persons taking similar action, is equal to or greater than $200,000 or (iv) of the institution of any litigation or arbitration involving an alleged liability of the Company, any of its Subsidiaries or any other Credit Party equal to or greater than $200,000 or any adverse determination in any litigation or arbitration proceedings that singly or when aggregated with all other outstanding litigation or arbitration claims involve a potential liability of the Company, any of its Subsidiaries or any other Credit Party equal to or greater than $200,000, an Officers' Certificate of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Default), event or condition, and what action the Company or any affected Subsidiary has taken, is taking or proposes to take with respect thereto;

                  (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

                  (i) copies of any reports or notices (but excluding tax returns) related to taxes and any other material reports or notices received by the Company, any Subsidiary or any other Credit Party from, or filed by the Company, any Subsidiary or any other Credit Party with, any Federal, state or local governmental agency or body regulating the activities of the Company or such Subsidiary or other Credit Party;

                  (j) within 30 days prior to the conclusion of each Fiscal Year, the Company's annual operating and capital expenditure budgets and cash flow forecast for the following Fiscal Year presented on a monthly basis, which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Lenders;

                  (k) together with each Notice of Borrowing and on the first Business Day of each month, a Borrowing Base Certificate as of the close of business of the last Business Day of the preceding month;

                  (l) within two Business Days after any request therefor, such information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as any Lender may reasonably request;

                  (m) within twenty days after the end of each month, a report, in form and substance acceptable to the Required Lenders, as to all Receivables of the Company, any of its Subsidiaries and any other Credit Party outstanding as of the last day of such month (a "RECEIVABLES REPORT"), which shall set forth in summary form an aging of such Receivables and such other information as the Agent shall reasonably request;

                  (n) together with the next delivery of a Receivables Report after the Company becomes aware thereof, notice of any dispute between any Third Party Payor and the Company, any Subsidiary or any other Credit Party, with respect to any amounts due and owing that singly, or when aggregated with all other similar disputes with other Third Party Payors of the Company, the Subsidiaries and the other Credit Parties, equals or exceeds $100,000, with an explanation in reasonable detail of the reason for the dispute, all claims related thereto and the amount in controversy;

                  (o) when required by such Section, the notices required to be delivered to the Lender pursuant to Sections 5.08 and 5.09; and

                  (p) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries or any other Credit Party as from time to time may be reasonably requested by any Lender.

                  SECTION 5.02. PAYMENT OF OBLIGATIONS. The Company (i) shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, at or before maturity, all of their respective material obligations and liabilities, including tax liabilities, except where the same may be the subject of a Permitted Contest, (ii) shall maintain, and cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and (iii) shall not breach or permit any of its Subsidiaries or any other Credit Party to breach, in any material respect, or permit to exist any default under, the terms of any material lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, subject to Permitted Contests.

                  SECTION 5.03. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing contained in this Section shall be deemed to prohibit any merger, consolidation or sale of assets that is otherwise permitted under Section 6.06.

                  SECTION 5.04. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Company will keep, and will cause each of its Subsidiaries to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The Company will maintain, and will cause each of its Subsidiaries and each other Credit Party to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and earthquake where reasonably required and available at a reasonable cost), covering the repair and replacement of all such property and consequential loss coverage for business interruption and extra expense, covering such risks, for amounts not less than those required by the Agent and the Required Lenders from time to time in their sole good faith discretion, and with deductible amounts not greater than those agreed to by the Agent and the Required Lenders from time to time in their sole good faith discretion, (ii) public liability insurance (including products/completed operations liability coverage and professional malpractice insurance) covering such risks, for amounts not less than those, and with deductible amounts not greater than those, required by the Agent and the Required Lenders from time to time in their sole good faith discretion, and (iii) such other insurance coverage in such amounts and with respect to such risks as the Agent and Required Lenders may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Agent and Required Lenders may approve in writing. The Company and each of its Subsidiaries will cause each other Credit Party to comply with the insurance requirements specified in the Management Agreement to which such Credit Party is a party.

                  (c) On or prior to the Closing Date, the Company shall cause the Agent to be named as an additional insured and loss payee on each insurance policy required to be maintained pursuant to this Section 5.04. The Company will deliver to the Lenders (i) on the Closing Date, a certificate from the Company's insurance broker dated such date showing the amount of coverage as of such date, and certifying that, in the opinion of such broker, such amounts are reasonable and customary for companies of established repute engaged in the same or a similar business, that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each additional insured and loss payee of written notice thereof, (ii) upon the request of the Agent from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Company, any of its Subsidiaries or any other Credit Party.

                  (d) The Company will maintain a term life insurance policy payable to the Agent for the ratable benefit of the Agent and the Lenders in form and substance and issued by a life insurance company, in each case acceptable to the Agent in its sole good faith discretion, with respect to the life of Thomas P. Lewis in an amount not less than $2,000,000 and with respect to the life of Ronald L. Edmonds in the amount of $1,000,000 (each a "KEY-PERSON LIFE INSURANCE POLICY"). Any proceeds payable to the Company under each Key-Person Life Insurance Policy shall be paid to the Agent for application against the Obligations in the manner determined by the Agent.

                  SECTION 5.05. COMPLIANCE WITH LAWS. The Company will comply, and will cause each of its Subsidiaries and each other Credit Party to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws, Healthcare Laws and ERISA and the rules and regulations thereunder), except for such noncompliances that, individually or when aggregated with all other noncompliances, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and the business and activities of any Managed Practice; and will permit, and will cause each of its Subsidiaries to permit, representatives of any Lender, at the Lenders' expense, to visit and inspect any of their respective properties including the site of any Managed Practice, to examine and make abstracts or copies from any of their respective books and records (including the books and records relating to any Managed Practice other than confidential patient information), to conduct a collateral audit and analysis of their respective inventories and accounts receivable and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.07. USE OF PROCEEDS. The proceeds of Working Capital Loans shall be used by the Company solely for working capital needs of the Company and its Subsidiaries. The proceeds of Acquisition Loans shall be used by the Company solely to fund Acquisitions consented to by the Agent and the Lenders in their sole good faith discretion and to refund certain Debt outstanding on the Closing Date. None of such proceeds will be used in violation of any applicable law or regulation.

                  SECTION 5.08. FURTHER ASSURANCES. The Company will, and the Company will cause each of its Subsidiaries and use its best efforts to cause each other Credit Party to, at the Company's cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances (x) as may from time to time be necessary or as the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Lenders in and to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Permitted Liens and (y) as the Required Lenders may from time to time reasonably request, to establish, preserve, protect and perfect first priority Liens in favor of the Lenders on any and all assets of the Company and its Subsidiaries (and on the Receivables of the other Credit Parties whose Receivables are required to be pledged to the Lenders under the Financing Documents), now owned or hereafter acquired, that are not Collateral on the date hereof. The Company shall promptly give notice to the Agent of the acquisition after the Agreement Date by the Company or any Subsidiary of any real property (including leaseholds in respect of real property), trademark, copyright or patent. The Company will comply in all respects with its obligations under the Warrants and the Warrantholders Rights Agreement and shall take all steps as shall be necessary to insure that NationsCredit and any subsequent holder thereof receives all of the benefits which it is intended to receive thereunder. Upon the release or termination of the security interest in favor of Paul E. Garland, M.D. and Paul
E. Garland, M.D., P.A. in the outstanding shares of the capital stock of Capital Eye Surgery Center, Inc. pledged by Omega Health Systems of Florida, Inc. to such Persons, the Company shall cause such Subsidiary (or its successors or assigns) to pledge such shares to the Agent as collateral under the Security Documents, pursuant to such documents and instruments (including delivery of the pledged share certificate(s) and irrevocable stock powers executed in blank) as the Lenders may request, all in form and substance reasonably satisfactory to the Agent.

                  SECTION 5.09. BOARD MEETINGS. The Company will notify the Lenders of all meetings and actions by written consent of the board of directors of the Company and each committee thereof at the same time and in the same manner as notice of any meetings of such board or committee is required to be given to its directors who do not waive such notice (or, if such action requires no notice, then 10 days written notice thereof describing the matters upon which action is to be taken). The Lenders shall have the right to send two representatives selected by them to each such meeting, who shall be permitted to attend such meeting and any adjournments thereof (other than any meeting or portion of such meeting devoted to discussion of the Lenders solely in their respective capacities as holders of the Notes).

                  SECTION 5.10. LENDERS' MEETINGS. Within 45 days after the end of each fiscal quarter, the Company will conduct a meeting of the Lenders to discuss such fiscal quarter's results and the financial condition of the Company at which shall be present the chief executive officer and the chief financial officer of the Company and such other officers of the Company as the Company's chief executive officer shall designate. Such meetings shall be held at a time and place convenient to the Lenders and to the Company.

                  SECTION 5.11. HEDGING FACILITIES. If the aggregate principal amount of Revolving Credit Loans outstanding reaches at any time an amount equal to or greater than $10,000,000, the Required Lenders may require that the Company, at its sole cost and expense, enter into and thereafter maintain in full force and effect one or more interest rate cap agreements in such amounts and on such terms as shall reasonably be requested by the Agent and the Required Lenders.

                  SECTION 5.12. HAZARDOUS MATERIALS; REMEDIATION. The Company will (i) promptly give notice to the Lenders in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware of, (x) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by the Company, any of its Subsidiaries or any other Credit Party, or due to the operations or activities of the Company, any Subsidiary or any other Person on or in connection with any such property or any part thereof or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law; (ii) promptly comply, subject to Permitted Contests, with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide evidence satisfactory to the Required Lenders of such compliance; and (iii) provide the Lenders, within 30 days after demand therefor by the Required Lenders, with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of the Required Lenders that sufficient funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any such property as a result thereof where the projected cost thereof exceeds $100,000.

                  SECTION 5.13. COLLATERAL REPORTS. The Company shall keep, and shall cause each of its Subsidiaries to keep, accurate and complete records of its accounts receivable and the accounts receivable of each other Credit Party in at least so much detail as to enable the Company to provide the Receivables Reports and other information described in Section 5.01.

                  SECTION 5.14. COLLECTIONS; RIGHT TO NOTIFY ACCOUNT DEBTORS. At any time following the occurrence of an Event of Default and during the continuance thereof, in addition to the Lenders' rights under the Security Documents, the Company hereby authorizes the Agent, at any time, to (i) notify any or all Account Debtors that the Receivables of the Company and its Subsidiaries and the other Credit Parties who have executed any Security Document have been assigned to the Agent and that the Agent has a security interest therein and (ii) to the extent permitted by applicable law direct such Account Debtors to make all payments due from them to the Company, its Subsidiaries or such other Credit Parties upon such Receivables directly to the Agent or to a lockbox designated by the Agent. The Agent shall promptly furnish the Company with a copy of any such notice sent. Any such notice, in the Agent's sole discretion, may be sent on the Company's, such Subsidiaries' or such other Credit Parties' stationery, in which event the Company shall, or shall cause such Subsidiary or such other Credit Party to, if requested by the Agent, co-sign such notice with the Agent. At any subsequent time that no Event of Default is continuing, the Agent will withdraw such notice at the Company's request.

                  SECTION 5.15. EMPLOYMENT CONTRACTS; ENFORCEMENT OF COVENANTS NOT TO COMPETE. The Company shall cause each Person who is or becomes a member of senior management to execute and deliver a non-compete agreement that is in form and substance satisfactory to the Agent in its sole good faith discretion. The Company and each of its Subsidiaries shall preserve, protect and defend, to the extent permitted by applicable law, all of its rights with respect to any such agreement.

                  SECTION 5.16. LANDLORD AND WAREHOUSEMAN WAIVERS. Upon the request of the Agent, the Company shall deliver to the Agent waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Agent under each existing lease, warehouse agreement or similar agreement to which the Company or any Subsidiary is a party; provided that such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Company will obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Agent in connection with each new lease, warehouse agreement or similar agreement entered into by the Company or any Subsidiary.

                  SECTION 5.17. ADDITIONAL SUBSIDIARIES. Promptly after the creation or acquisition of any Subsidiary by the Company, the Company shall cause to be executed and delivered, (i) a Subsidiary Guaranty Agreement and a Subsidiary Security Agreement from such Subsidiary, (ii) one or more Professional Service Provider Security Agreements for the Managed Practices acquired, if any, and (iii) such other related documents (including documents relating to any additional Credit Parties) as the Lenders may request, all in form and substance reasonably satisfactory to the Agent.

                  SECTION 5.18. ACCREDITATION AND LICENSING. The Company shall, and shall cause each other Credit Party to, keep itself fully licensed with all licenses required to operate such Person's business under applicable law and maintain such Person's qualification for participation in, and payment under, Medicare, Medicaid, CHAMPUS, CHAMPVA and any other federal, state or local governmental program or private program providing for payment or reimbursement for services rendered by such Person, except to the extent that the loss or relinquishment of such qualification would not or could not reasonably be expected to have or result in a Material Adverse Effect; provided, however, that nothing in this Agreement shall require the Company or any other Credit Party to participate in the CHAMPUS or CHAMPVA programs if it elects not to accept patients covered by such programs. The Company will promptly furnish or cause to be furnished to the Agent copies of all reports and correspondence it or any Subsidiary or Credit Party sends or receives relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section.

                  SECTION 5.19 CASH MANAGEMENT; UNDERTAKING RESPECTING POST-CLOSING MATTERS.

                  (a) The Company will and will cause each of its Subsidiaries and each other Credit Party to establish and maintain the cash management system described below:

                  (i) On or prior to the Date that is 90 days following the Agreement Date (the "COMPLIANCE DATE"), each Managed Practice that constitutes a Managed Practice on the Agreement Date (an "EXISTING MANAGED PRACTICE") shall have executed and delivered to the Company and/or to the relevant Subsidiary that is the manager of such practice (such Subsidiary and each other Subsidiary that is the manager of a Managed Practice, a "SUBSIDIARY MANAGER"), and there shall thereafter at all times remain in full force and effect, a Managed Practice Security Agreement granting to the Company and/or the applicable Subsidiary Manager a security interest in all of the Receivables of such Managed Practice (such Receivables and the Receivables of each other Managed Practice, the "MANAGED PRACTICE RECEIVABLES"). On or prior to the Compliance Date, each Existing Managed Practice shall have executed and delivered a Payment Direction in the form of EXHIBIT M (a "PAYMENT DIRECTION") with respect to the proceeds of such Managed Practice's Managed Practice Receivables, and shall thereafter keep such Payment Direction in full force and effect. On or prior to the Compliance Date, each Existing Managed Practice shall have also caused each bank at which such Managed Practice maintains accounts into which the proceeds of its Managed Practice Receivables are initially deposited to have executed and delivered to the Agent a Bank Acknowledgment in the form of EXHIBIT N (a "BANK ACKNOWLEDGMENT"). From and after the Compliance Date, each Existing Managed Practice shall at all times maintain such bank accounts and cause the deposit, in the form received, of all cash proceeds of its Managed Practice Receivables, and no other funds, into accounts that are the subject of a fully executed Payment Direction and Bank Acknowledgment that are in full force and effect, or such Managed Practice shall have entered into a Professional Service Provider Security Agreement or other arrangements satisfactory to the Agent, and at no time shall any Managed Practice take any action inconsistent with such requirement.

                  (ii) On or prior to the Compliance Date, each Existing Managed Practice shall have executed and delivered to the Company and/or the relevant Subsidiary Manager such Uniform Commercial Code Financing Statements and other filings as shall be necessary or reasonably desirable, in the judgment of the Agent, to perfect the Company's and/or such Subsidiary Manager's security interest therein as granted pursuant to the Managed Practice Security Agreement and to evidence and perfect the further assignment thereof to the Agent pursuant to the Subsidiary Security Agreement.

                  (iii)    (x)      To the extent not prohibited by Applicable
                           Law and except to the extent that the Agent and the Required Lenders shall have otherwise agreed in writing, the Company and/or each Subsidiary Manager shall use its reasonable best efforts to cause each Existing Managed Practice to execute and deliver to the Agent a Professional Service Provider Security Agreement on or before the Compliance Date, together with all documents, instruments and exhibits required to be delivered in connection therewith, and all filings reasonably requested by the Agent to perfect and protect the security interests created thereunder for the benefit of the Agent and the Lenders.

                           (y) To the extent not prohibited by Applicable Law and except to the extent that the Agent and the Required Lenders shall have otherwise agreed in writing, the Company and/or each Subsidiary Manager shall cause each Managed Practice that becomes a Managed Practice on or after the Agreement Date to execute and deliver to the Agent a Professional Service Provider Security Agreement on the date such Managed Practice becomes a Managed Practice, together with all documents, instruments and exhibits required to be delivered in connection therewith, and all filings reasonably requested by the Agent to perfect and protect the security interests created thereunder for the benefit of the Agent and the Lenders.

                  (iv) On or prior to the Compliance Date, and from and after such date, each of the Company and each Subsidiary Manager will cause all proceeds of Managed Practice Receivables to be handled in compliance with all applicable state and federal laws, to the reasonable satisfaction of the Agent and the Required Lenders.

                  (b) From and after the Compliance Date, the Company will cause each Existing Managed Practice that is not currently organized as a professional corporation or association, to reorganize in such form, or the equivalent corporate form thereof under the applicable laws of the state in which such Existing Managed Practice operates, and will cause each Existing Managed Practice that is not currently subject to such restrictions to become and remain subject to restrictions on the incurrence or existence of Liens and Debt, which form of organization and restrictions shall in each case be in form and in substance reasonably satisfactory to the Agent and the Required Lenders. Each Managed Practice that becomes a Managed Practice on or after the Agreement Date will be organized as a professional corporation or association or the equivalent corporate form thereof under the applicable laws of the state in which such Managed Practice operates, and each such Managed Practice will be, and at all times remain, subject to restrictions on the incurrence or existence of Liens and Debt, which form of organization and restrictions on Debt and Liens shall in each case be in form and in substance satisfactory to the Agent and the Required Lenders.

                  (c) On or prior to the Compliance Date, the Company will cause each Person who is an Existing Managed Practice, and each physician or optometrist who is an employee of any Managed Practice (a "PROFESSIONAL EMPLOYEE"), to execute, and at all times thereafter to remain subject to, a non-compete agreement or a buyback arrangement or other arrangement, in each case in form and substance satisfactory to the Agent and the Required Lenders, and will cause each Existing Managed Practice that is a professional corporation or association or similar entity, to cause to be assigned to the relevant Subsidiary Manager, all such agreements or arrangements between such Managed Practice and its Professional Employees upon such terms and conditions as the Agent shall reasonably require. The Company and its Subsidiaries shall cause each Person who becomes a Managed Practice on or after the Agreement Date and each Professional Employee thereof to execute at the time such Person becomes a Managed Practice or Professional Employee, and at all times thereafter to remain subject to, a non-compete agreement or a buyback arrangement or other arrangement, in each case in form and substance satisfactory to the Agent and the Required Lenders. Each such agreement or arrangement between a Managed Practice and any of its Professional Employees shall be assigned to the relevant Subsidiary Manager upon such terms and conditions as the Agent shall reasonably require.

                  (d) On or prior to the date which is fourteen (14) days after the Agreement Date, the Company will, and will cause each of its Subsidiaries to, to the extent not delivered to the Agent on or before the Agreement Date, deliver to the Agent:

                           (i) copies of the Key-Person Life Insurance Policies, in form and substance satisfactory to the Agent in its sole good faith discretion, and a duly executed instrument of assignment assigning the Key-Person Life Insurance Policies to the Agent as collateral under the Security Documents;

                           (ii) any and all Lockbox Agreements required pursuant to the Security Agreements, in each case duly executed by all parties thereto; and

                           (iii) the certificates of insurance required to be delivered pursuant to Section 5.04(c).

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  The Company agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

                  SECTION 6.01. DEBT. The Company will not, and will not permit any of its Subsidiaries or any other Credit Party to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for:

                  (a) Debt of the Company, any Subsidiary or any Credit Party outstanding on the Agreement Date as set forth in SCHEDULE 6.01;

                  (b)      Debt of the Company under the Financing Documents;

                  (c) Purchase money Debt of the Company, any of its Subsidiaries or any other Credit Party incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $4,000,000 less the outstanding principal amount of Debt listed in Part A of
         SCHEDULE 6.01;

                  (d) Debt of the Company, any of its Subsidiaries or any other Credit Party to the Company, a wholly-owned Subsidiary of the Company, or of any Subsidiary of the Company to the Company;

                  (e) Debt constituting liabilities under letters of credit, surety bonds or similar instruments issued in the ordinary course of business to secure bids, purchase orders, statutory obligations such as workers compensation insurance or sales tax bonds, operating leases and similar obligations (but not Debt), provided that the aggregate outstanding obligation (whether fixed or contingent, drawn or undrawn) of the Company, its Subsidiaries and the other Credit Parties under all such instruments shall not at any time exceed $500,000;

                  (f) Purchase money Debt of the Company incurred in connection with an acquisition in accordance with the terms and conditions of Section 6.07, which Debt shall be subordinated in all respects to any and all Debt of the Company to the Agent and the Lenders, upon terms and conditions satisfactory to the Lenders, and the incurrence of which Debt does not result in a Default or an Event of Default;

                  (g) Debt of any Existing Managed Practice in an aggregate amount for all such Managed Practices not to exceed at any time outstanding $500,000, provided that this Section 6.01 shall not apply to, and there shall not be included in such aggregate limit, the amount of Debt of any individual Person that is a Managed Practice so long as such Debt is not secured by a Lien on any asset of the medical or optometry practice of such Person; and

                  (h) Other Debt of the Company and its Subsidiaries in an aggregate principal amount (whether fixed or contingent, drawn or undrawn) not to exceed at any time $50,000.

                  SECTION 6.02. NEGATIVE PLEDGE. None of the Company, any Subsidiary or any other Credit Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except the following (collectively, the "PERMITTED LIENS"):

                  (a)      any Lien on any asset securing Debt permitted under
         Section 6.01(c) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof, and provided further that the principal amount of the Debt secured shall not be less than 70% of the value of the asset subject to such Lien;

                  (b) Liens existing on the Agreement Date securing Debt permitted by Section 6.01(a) to the extent described in SCHEDULE 6.01;

                  (c) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $50,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (d) Liens on the assets of any Subsidiary or Managed Practice securing Debt or other liabilities to the Company or one or more wholly-owned Subsidiaries of the Company;

                  (e) Liens on the assets of a Managed Practice securing Debt permitted by Section 6.01(g), provided that this Section 6.02 shall not apply to or restrict Liens on the assets of any individual Person that is a Managed Practice so long as such Lien does not attach to any asset used in, or any Receivable arising out of, the medical or optometry practice of such Person; and

                  (f)      Liens created by the Security Documents.

                  SECTION 6.03. CAPITAL STOCK. The Company will not permit any Subsidiary to issue any shares of capital stock except shares of capital stock issued by any Subsidiary to the Company which are delivered to the Agent in pledge for the benefit of the Agent and the Lenders.

                  SECTION 6.04. RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided that the foregoing shall not restrict or prohibit dividends or distributions by the Company at such times or in such amounts as are necessary to permit purchases of shares of (or options to purchase shares of) Common Stock from employees of the Company, any Subsidiary or any Managed Practice upon their death, termination or retirement, so long as, (x) before and after giving effect to any such dividend or distribution for such purpose, no Default shall have occurred and be continuing and (y) such purchases or payments after the date hereof do not exceed in any one Fiscal Year $75,000.

                  SECTION 6.05. ERISA. The Company will not, and will not permit any of its Subsidiaries to:

                  (a) engage in any transaction in connection with which the Company or any of its Subsidiaries could be subject to any material liability arising from either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                  (b) terminate any Plan in a manner, or take any other action, which could result in any material liability of any member of the ERISA Group to the PBGC;

                  (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan;

                  (d) permit the present value of all benefit liabilities under all Plans to exceed the fair market value of the assets of such Plans; or

                  (e) fail to make any payments to any Multiemployer Plan that it may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

                  SECTION 6.06. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Company will not, and will not permit any of its Subsidiaries to, (i) consolidate or merge with or into any other Person other than the merger of a wholly-owned Subsidiary with and into the Corporation, with the Corporation the surviving entity, or the merger of a wholly-owned Subsidiary with and into another wholly-owned Subsidiary, or (ii) sell, lease or otherwise transfer, directly or indirectly, any of its or their assets, other than (x) sales of inventory in the ordinary course of their respective businesses, (y) dispositions of Temporary Cash Investments and (z) other dispositions for cash and fair value of assets that the board of directors of the Company determines in good faith are no longer used or useful in the business of the Company and its Subsidiaries, provided that immediately after any such disposition, the aggregate fair market value of all such assets disposed of pursuant to this clause (z) after the date hereof does not exceed $500,000 and the aggregate fair market value of all such assets disposed of during the Fiscal Year in which such disposition is made does not exceed $200,000.

                  SECTION 6.07. PURCHASE OF ASSETS, INVESTMENTS. The Company will not, and will not permit any Subsidiary to, acquire any assets other than in the ordinary course of business, or to make, acquire or own any Investment in any Person other than (a) Temporary Cash Investments, (b) Investments in wholly-owned Subsidiaries, (c) loans or advances to or for the benefit of Managed Practices in the ordinary course of business, consistent with past practice pursuant to Management Agreements upon the terms and conditions specified therein (provided that the aggregate amount of such loans or advances shall not exceed $500,000 at any time outstanding and such loans or advances shall be evidenced by a note which shall be delivered to the Agent in pledge as security for the Obligations), and (d) the acquisition of an optometry or ophthalmology practice or practice group, or the assets thereof, approved by the Required Lenders in their sole good faith discretion. Without limiting the generality of the foregoing, the Company will not, and will not permit any Subsidiary to, (i) acquire or create any Subsidiary without the consent of the Required Lenders (except that such consent shall not be required to create a corporate Subsidiary that is wholly owned by the Company and that is formed solely for the purpose of an acquisition permitted pursuant to the preceding sentence) and arrangements satisfactory to the Required Lenders for (w) a pledge of the stock of such Subsidiary to the Agent for the benefit of the Lenders, (x) such Subsidiary to execute a joinder to the Subsidiary Guaranty Agreement, (y) such Subsidiary to execute a joinder to the Subsidiary Security Agreement and all financing statements and other documents and instruments required thereunder, and (z) cause each party to a Management Agreement with such Subsidiary to execute a Professional Service Provider Security Agreement and all financing statements, documents and instruments required in connection therewith, or (ii) engage in any joint venture or partnership.

                  SECTION 6.08. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary or any other Credit Party to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, on terms that are less favorable to the Company, such Subsidiary or such Credit Party, as the case may be, than those which might be obtained at the time from a Person who is not an Affiliate of the Company.

                  SECTION 6.09. AMENDMENTS OR WAIVERS. Without the prior written consent of the Required Lenders, the Company will not, nor will it permit any Subsidiary to, agree to (i) any amendment to or waiver of the certificate of incorporation or Bylaws of the Company or any Financing Document or (ii) any other amendment to or waiver of any material contract constituting a part of the Collateral, including any Management Agreement in any manner that could reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.10. FISCAL YEAR. The Company shall not change its fiscal year from a fiscal year ending December 31.

                  SECTION 6.11. MANAGEMENT COMPENSATION. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, pay or become obligated to pay, any compensation for services in any form to or for the account of any Person listed on SCHEDULE 3.01(O), except as expressly provided on such Schedule. The limitation set forth in the preceding sentence shall not apply to payments in the form of stock or stock options.

                  SECTION 6.12. INTEREST COVERAGE. The Company shall not permit the ratio, calculated on the last day of any fiscal quarter for the number of consecutive fiscal quarters then most recently ended since the Closing Date (considered as a single accounting period, but not to exceed four quarters), of
(i) Consolidated Free Cash Flow to (ii) the aggregate interest charges incurred by the Company and its Consolidated Subsidiaries for such period, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP and the portion of any debt discount or premium (but not expenses of issuance) that shall be amortized in such period, to be less than the ratio set forth below opposite the period in which such last day shall fall:

                     PERIOD                       RATIO
                      1997                        3.0:1
                      1998                       3.25:1
             1999 and thereafter                 3.50:1

                  SECTION 6.13. CAPITAL EXPENDITURES. The aggregate amount of Consolidated Capital Expenditures for any period of four consecutive fiscal quarters shall not exceed 1% of the Consolidated Net Revenues of the Company and its Consolidated Subsidiaries. Any amounts permitted to be spent for Consolidated Capital Expenditures for any such period in excess of the amounts actually expended during such period may be carried forward to the next period of four fiscal quarters as permitted Consolidated Capital Expenditures during such period.

                  SECTION 6.14. TOTAL DEBT SERVICE COVERAGE RATIO. The percentage ratio, calculated on the last day of any fiscal quarter for the number of consecutive fiscal quarters then most recently ended since the Closing Date (considered as a single account period, but not to exceed four quarters), of (i) Consolidated Free Cash Flow to (ii) Total Debt Service, shall not be less than 1.10:1.

                  SECTION 6.15. DEBT TO CAPITALIZATION. The ratio of (i) Consolidated Total Debt at any time to (ii) Consolidated Capitalization shall not exceed the percentage shown below at any time during the period set forth below opposite such percentage:

                     FISCAL YEAR                  PERCENTAGE
                        1997                          50%
                        1998                          45%
                        1999                          40%
                      thereafter                      25%

                  SECTION 6.16. TOTAL DEBT TO EBITDA. The ratio of (i) Consolidated Total Debt at any time to (ii) EBITDA for the four consecutive fiscal quarters then most recently ended (considered as a single accounting period), shall not exceed the ratio 3.50:1.

                  SECTION 6.17. MINIMUM NET WORTH. At no time shall Consolidated Net Worth be less than the sum of:

                  (i) the Consolidated Net Worth of the Company and the Consolidated Subsidiaries as at December 31, 1996, plus

                  (ii) 85% of the positive amount of Consolidated Net Income for each fiscal period ended after December 31, 1996, plus

                  (iii) the Net Proceeds of Capital Stock received following the Agreement Date.

                  SECTION 6.18. TRANSITION RULES. In delivering pro forma covenant calculations for or including any entity that is the target of an acquisition (whether such information is required pursuant to Section 3.02, Section 6.04, Section 6.07 or otherwise) or when including an acquisition target that has not been under management by the Company or one of its Subsidiaries for an entire fiscal quarter in calculating financial covenant compliance, the Company shall use the actual EBITDA for the target over the relevant period, as if such target had been a Subsidiary of the Company during such period. In calculating compliance with Section 6.16, to the extent such target has been under management by the Company or one of its Subsidiaries for one or more entire fiscal quarters but less than one year, the Company shall calculate EBITDA and net revenues with respect to the target based on the annualized actual performance of the target during the most recently ended number of complete quarters that such target has been under management of the Company or one of its Subsidiaries.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

                  SECTION 7.01. EVENTS OF DEFAULT. If any one or more of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise):

                  (a) the Company shall fail to pay any principal, interest or premium on any Note, or any fees or any other amount payable hereunder when due;

                  (b) the Company shall fail to observe or perform any covenant contained in Section 5.13, Section 5.19 or Article VI hereof, or Section 3(B) of the Pledge Agreement or the Company, or any of its Subsidiaries shall fail to perform or observe any covenant contained in Section 5 or Sections 4(A), (E) or (I) of the Security Agreements;

                  (c) the Company, any of its Subsidiaries or any other Credit Party shall fail to observe or perform any covenant or agreement contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Agent;

                  (d) any representation, warranty, certification or statement made by the Company, any of its Subsidiaries or any other Credit Party in any Financing Document or in any certificate, financial statement or other document delivered pursuant to the Financing Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

                  (e) the Company, any of its Subsidiaries or any other Credit Party shall fail to make any payment in respect of any Debt (other than the Notes) the aggregate outstanding principal amount of which Debt, either singly or when aggregated with all other Debt with respect to which the Company, any of its Subsidiaries or any other Credit Party has failed to make a payment equals or exceeds $100,000 (such Debt, hereinafter "MATERIAL DEBT");

                  (f) any event or condition shall occur which (i) results in the acceleration of the maturity of any Material Debt of the Company, any of its Subsidiaries or any other Credit Party, or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof, or (iii) results in a violation of, or a default under, any provision of the certificate of incorporation of the Company, any of its Subsidiaries or any other Credit Party;

                  (g) Company, any of its Subsidiaries or any other Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Company, any of its Subsidiaries or any other Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company, any of its Subsidiaries or any other Credit Party under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any one or more members of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000;

                  (j) a judgment or order for the payment of money which when aggregated with other such judgments or orders equals or exceeds $100,000, shall be rendered against the Company, any of its Subsidiaries or any other Credit Party and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days or any judgment shall be rendered against the Company, any Subsidiary or any other Credit Party that exceeds by more than $50,000 any insurance coverage applicable thereto;

                  (k) except as the result of any transfer made pursuant to the Pledge Agreement, the Company shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital stock any Subsidiary, free and clear of any Lien other than inchoate tax Liens and Liens in favor of the Agent and the Lenders; any person or group of persons (within the meaning of Rule 13d-3 promulgated by the Securities and Exchanges Commission under the Securities Exchange Act of 1934, as amended), other than the current owners, other employees of the Company and its Subsidiaries pursuant to employee stock ownership plans and other than doctors who acquire Common Stock as consideration for acquisitions, shall have acquired beneficial ownership (within the meaning of such Rule 13d-3) of 5% or more of the Common Stock of the Company; or Andrew W. Miller, Thomas
         P. Lewis or Ronald L. Edmonds shall cease to perform the functions of Chairman of the Board of Directors, the Chief Executive Officer or Chief Financial Officer, respectively, of the Company, and a successor shall not have been appointed by the Company and approved by the Required Lenders within 90 days thereafter, or Andrew W. Miller or Thomas P. Lewis or any affiliate thereof, shall cease to own beneficially at least two-thirds of the shares (determined assuming the exercise of all options or warrants to purchase Common Stock and adjusted for stock splits, combinations and similar events) of each class of Common Stock owned by each such Person on the Agreement Date; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

                  (l) (i) the auditor's report or reports on the audited statements delivered pursuant to Section 5.01 shall include any material qualification (including with respect to the scope of audit) or exception;

                  (m) the Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on any portion of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or the Company, any of its Subsidiaries or any other Credit Party shall so assert in writing;

                  (n) the Company, any of its Subsidiaries or any other Credit Party shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably expected to have or result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or governmental authority of competent jurisdiction and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of 10 days beyond any period for which any business interruption insurance policy of the Company, such Subsidiary or such Credit Party shall provide full coverage to the such person of any losses and lost profits; or

                  (o) any of the Financing Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto to the extent described in Section 4.03, or any such party shall so assert in writing;

then, and in every such event and at any time thereafter during the continuance of such event, the Agent shall if requested by the Required Lenders, (i) by notice to the Company terminate the Commitments and they shall thereupon terminate and/or (ii) by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company, without any notice to the Company or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and each Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                  ARTICLE VIII

                        FEES, EXPENSES AND INDEMNITIES;

                    GENERAL PROVISIONS RELATING TO PAYMENTS

                  SECTION 8.01. FEES. (a) Participation Fees. On the Closing Date, the Company shall pay to the Lenders a fee in an aggregate amount (for all Lenders) equal to the sum of (i) $150,000, minus (ii) the balance, if any, of the good faith deposit of $25,000 previously paid by the Company in connection with the initial proposal letter and the fee previously paid by the Company in connection with the Commitment Letter, in each case after payment of all costs and expenses of the negotiation, preparation and execution of the Financing Documents and the consummation of the transactions contemplated thereby.

                  (b) Unused Commitment Fee. During the period from the Agreement Date through the Availability Termination Date, the Company shall pay the Agent for the ratable account of the Lenders a fee at the rate of 0.50% per annum on the daily average amount by which the Revolving Credit Commitment exceeds the aggregate outstanding principal amount of its Revolving Credit Loans for each day. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date prior to the Availability Termination Date and on such date.

                  SECTION 8.02. COMPUTATION OF INTEREST AND FEES. Commitment fees pursuant to Section 8.01(b) and all interest hereunder and under the Notes shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  SECTION 8.03. GENERAL PROVISIONS REGARDING PAYMENTS. All payments (including prepayments) to be made by the Company under any Financing Document, including payments of principal of and premium and interest on the Notes, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. The Company shall make all payments in immediately available funds to each Lender's Payment Account before 11:00 a.m. (New York City time) on the date when due. Each payment (including prepayments) by the Company on account of principal of and interest on any Loans shall be made pro rata according to the respective outstanding principal amounts of Loans held by each Lender. All amounts payable by the Company hereunder or under any other Financing Document not paid when due (other than payments of principal and interest on the Notes, which shall bear interest as set forth therein) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  SECTION 8.04. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay on demand
(i) all costs and expenses of preparation of this Agreement, the other Financing Documents and of the Company's, each Subsidiary's and each other Credit Party's performance of and compliance with all agreements and conditions contained herein and therein, (ii) the reasonable fees, expenses and disbursements of counsel to, and independent appraisers and consultants retained by, the Lenders in connection with the negotiation, preparation, execution and administration of this Agreement, the other Financing Documents and any amendments hereto or thereto and waivers hereof and thereof, (iii) all costs and expenses of creating, perfecting and/or maintaining the Liens pursuant to the Financing Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, title investigations and fees and expenses of such local counsel as the Agent shall reasonably request, (iv) the fees, expenses and disbursements of independent accountants or other experts retained by the Agent in connection with accounting and collateral audits or reviews of the Company, its Subsidiaries and its and their affairs, provided that, in the absence of the occurrence and continuance of an Event of Default such audits and/or reviews shall be made upon reasonable prior notice to the Company and shall be limited to one per year (it being expressly agreed that audits and/or reviews conducted during an Event of Default shall not require such notice or be so limited) and (v) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Lender, including fees and disbursements of counsel based upon time spent, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  SECTION 8.05. INDEMNITY. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold harmless the Agent and each Lender and any subsequent holder of any of the Notes, and the officers, directors, employees and agents of the Agent, each Lender and such holders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Company, any Subsidiary or any other Credit Party, and the expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by NationsCredit) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Financing Documents (including
(i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by the Company or any of its Subsidiaries of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Company or any of its Subsidiaries, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes, except that the Company shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section, to the fullest extent permitted by law, the Company hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee; except to the extent that any thereof are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  SECTION 8.06. TAXES. The Company agrees to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on any Lender or any holder of a Note), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement, the other Financing Documents, or the issuance of the Notes, the Warrants or the Warrant Shares, and to indemnify and hold each Lender and each and every holder of the Notes, the Warrants and the Warrant Shares harmless against liability in connection with any such assessments, charges or taxes.

                  SECTION 8.07. FUNDING LOSSES. If the Company fails to borrow any Loans after notice has been given to any Lender in accordance with Section
2.04 or fails to make any payment when due (including pursuant to a notice of optional prepayment), the Company shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Lender shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                  SECTION 8.08. MAXIMUM INTEREST. (a) In no event shall the interest charged with respect to the Notes or any other obligations of the Company or any Subsidiary under the Financing Documents exceed the maximum amount permitted under the laws of the State of Georgia or of any other applicable jurisdiction and notwithstanding anything to the contrary contained in any of the Financing Documents, none of the terms and provisions of the Financing Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the maximum amount permitted under the laws of the State of Georgia or of any other applicable jurisdiction.

                  (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of any Lender hereunder or under any Note or other Financing Document (the "STATED RATE") would exceed the highest rate of interest permitted under any applicable law to be charged by such Lender (the "MAXIMUM LAWFUL RATE"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of such Lender shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Company shall, to the extent permitted by law, continue to pay interest for the account of such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender is equal to the total interest which such Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of such Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

                  (c) In determining whether the interest paid or payable, under any specific contingency exceeds the Maximum Lawful Rate, the Company and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Lawful Rate at any time during the term of the Obligations; provided, that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received by any Lender for the actual period of existence thereof exceeds the Maximum Lawful Rate, such Lender shall refund to the Company the amount of such excess and, in such event, such Lender shall not be subject to any penalties provided by applicable law for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Lawful Rate.

                  (d) In no event shall the total interest received by any Lender exceed the amount which such Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate with respect to such Lender.

                  (e) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

                  (f) If any Lender has received interest hereunder in excess of the Maximum Lawful Rate with respect to such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Company.

                                   ARTICLE IX

                                   THE AGENT

                  SECTION 9.01. APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes the Agent to enter into each of the Security Documents on its behalf and to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 9.02. AGENT AND AFFILIATES. NationsCredit shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and NationsCredit and its affiliates may lend money to and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if it were not the Agent hereunder.

                  SECTION 9.03. ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth herein and under the other Financing Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VII.

                  SECTION 9.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 9.05. LIABILITY OF AGENT. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Agent; or
(iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 9.06. INDEMNIFICATION. Each Lender shall, ratably in accordance with its Revolving Credit Commitment (whether or not the Revolving Credit Commitments have been terminated), indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Agent hereunder or thereunder.

                  SECTION 9.07. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

                  SECTION 9.08. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which, absent the occurrence and continuance of a Default, must be reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof, and which in the absence of the occurrence and continuance of an Event of Default, shall be reasonably acceptable to the Company. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                                   ARTICLE X

                                 MISCELLANEOUS

                  SECTION 10.01. SURVIVAL. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Financing Documents and the execution, sale and delivery of the Notes, the Warrants and the Warrant Shares. The indemnities and agreements set forth in Articles VIII and IX shall survive the payment of the Notes, the exercise, redemption or expiration of the Warrants and the termination of this Agreement.

                  SECTION 10.02. NO WAIVERS. No failure or delay by the Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 10.03. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy or telex number set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in a notice delivered to the Company and the Agent by the assignee Lender forthwith upon such assignment) or at such other address or telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section and the appropriate answer back is received (in the case of telex) or telephonic confirmation of receipt thereof is obtained (in the case of telecopy) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

                  SECTION 10.04. SEVERABILITY. In case any provision of or obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 10.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease any Revolving Credit Commitment of any Lender (except for a ratable decrease in the Revolving Credit Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or fees hereunder, (iii) postpone the date fixed for any payment of principal of any Loan, or of interest on any Loan or any fees hereunder or for any termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

                  SECTION 10.06. SUCCESSORS AND ASSIGNS; REGISTRATION. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any transferee of any Note), except that the

Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

                  (b) The terms and provisions of this Agreement shall inure to the benefit of any transferee or assignee of any Note or Warrant to which the Company, in the absence of the occurrence and continuance of an Event of Default (in which case no consent shall be required), shall have consented (such consent not to be unreasonably withheld) and, in the event of such transfer or assignment, the rights and privileges herein conferred upon the assigning Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Any assignment shall be for an equal percentage of such assignor Lender's Loans and its Revolving Credit Commitment, and any such assignee Lender shall, upon its registration in the Note Register referred to below, become a "Lender" for all purposes hereunder. Upon any such assignment, the assignor Lender shall be released from its Revolving Credit Commitment to the extent assigned to and assumed by the assignee Lender.

                  (c) Upon any assignment of any Note(s), the assigning Lender shall endorse its Note(s) to its assignee which shall present such Note to the Company for registration of transfer, and, upon request of the assignee, if any term of the Note has been amended, the Company will promptly execute and deliver an amended and restated note or notes. In the event an amended and restated note is created, the original Note will continue as evidence of the Obligations hereunder so amended and restated.

                  (d) The Company shall maintain a register (the "NOTE REGISTER") of the Lenders and all assignee Lenders that are the holders of all the Notes issued pursuant to this Agreement. The Company will allow any Lender to inspect and copy such list at the Company's principal place of business during normal business hours. Prior to the due presentment for registration of transfer of any Note, the Company may deem and treat the Person in whose name a
Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium and interest on such Note and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

                  (e) Each Lender (including any assignee Lender at the time of such assignment) represents that it (i) is acquiring its Note solely for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof, (ii) has received and reviewed such information as it deems necessary to evaluate the merits and risks of its investment in the Note, (iii) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Note, including a complete loss of its investment.

                  (f) Each Lender understands that the Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future such Lender decides to resell, pledge or otherwise transfer any of the

Notes, such Note may be resold, pledged or transferred only (i) to the Company,
(ii) to a Person who such Lender reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or
(iii) pursuant to an exemption from registration under the Securities Act.

                  (g) Each Lender understands that the Notes will, unless otherwise agreed by the Company and the holder thereof, bear a legend to the following effect:

         THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
         (1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                  (h) If any Note becomes mutilated and is surrendered by the Lender with respect thereto to the Company, or if any Lender claims that its Note has been lost, destroyed or wrongfully taken, the Company shall execute and deliver to such Lender a replacement Note, upon the affidavit of such Lender attesting to such loss, destruction or wrongful taking with respect to such Note and such lost, destroyed, mutilated, surrendered or wrongfully taken Note shall be deemed to be canceled for all purposes hereof. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement Note. Any costs and expenses of the Company in replacing any such Note shall be for the account of such Lender.

                  SECTION 10.07. COLLATERAL. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 10.08. HEADINGS. Headings and captions used in the Financing Documents (including the Exhibits and Schedules hereto and thereto) are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  SECTION 10.09. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA COURT SITTING IN THE CITY OF ATLANTA, GEORGIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.03. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 10.10. NOTICE OF BREACH BY AGENT OR LENDER. The Company agrees to give the Agent and the Lenders notice of any action or inaction by the Agent or any Lender or any agent or attorney of the Agent or any Lender in connection with this Agreement or any other Financing Document or the obligations of the Company under this Agreement or any other Financing Document that may be actionable against the Agent or any Lender or any agent or attorney of the Agent or any Lender or a defense to payment of any obligations of the Company under this Agreement or any other Financing Document for any reason, including commission of a tort or violation of any contractual duty or duty implied by law. The Company agrees, to the fullest extent that it may lawfully do so, that unless such notice is given promptly (and in any event within thirty (30) days after the Company has knowledge, or with the exercise of reasonable diligence could have had knowledge, of any such action or inaction), the Company shall not assert, and the Company shall be deemed to have waived, any claim or defense arising therefrom to the extent that the Agent or any Lender could have mitigated such claim or defense after receipt of such notice.

                  SECTION 10.11. WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  SECTION 10.12. COUNTERPARTS; ENTIRE AGREEMENT; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement and the other Financing Documents shall become effective and shall be deemed duly executed, when duly executed counterparts thereof shall have been received and accepted by the Agent at its office in Atlanta, Georgia; such acceptance to be conclusively evidenced by its return of the fully executed counterparts to the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BORROWER:

                                    OMEGA HEALTH SYSTEMS, INC.



                                    By: /s/ Ronald L. Edmonds
                                       ----------------------------------------
                                    Name:   Ronald L. Edmonds
                                         --------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    Address:  5100 Poplar Avenue, Suite 2100
                                              Memphis, Tennessee  38137

                                    Telecopy No.:  (901) 537-1523



                                    LENDERS:

                                    NATIONSCREDIT COMMERCIAL
                                    CORPORATION



                                    By: /s/ Rebecca Carey
                                       ----------------------------------------
                                    Name:   Rebecca Carey
                                         --------------------------------------
                                    Title:  Authorized Signatory
                                          -------------------------------------

                                    Address:  1050 Crown Pointe Parkway
                                              Suite 720
                                              Atlanta, Georgia  30338

                                    Telecopy No.: (770) 551-2704

                                        AGENT:

                                        NATIONSCREDIT COMMERCIAL
                                        CORPORATION

                                        By: /s/ Rebecca Carey
                                           ------------------------------------
                                        Name:   Rebecca Carey
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        Address:  1050 Crown Pointe Parkway
                                                  Suite 720
                                                  Atlanta, Georgia  30338

                                        Telecopy No.: (770) 551-2704